      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2001
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     INTEGRATED ELECTRICAL SERVICES, INC. *
             (exact name of registrant as specified in its charter)

                    DELAWARE                                      1731                                 76-0542208
(State or other jurisdiction of incorporation or      (Primary Standard Industrial      (I.R.S. Employer Identification Number)
                  organization)                        Classification Code Number)

                       1800 WEST LOOP SOUTH                                              JOHN F. WOMBWELL
                            SUITE 500                                              EXECUTIVE VICE PRESIDENT AND
                       HOUSTON, TEXAS 77027                                               GENERAL COUNSEL
                          (713) 860-1500                                          1800 WEST LOOP SOUTH, SUITE 500
                  (Address, including zip code,                                        HOUSTON, TEXAS 77027
            and telephone number, including area code,                                    (713) 860-1500
           of Registrant's principal executive offices)                         (Name, address, including zip code,
                                                                                  and telephone number, including
                                                                                 area code, of agent for service)

                            ------------------------
                                    Copy to:
                              DAVID P. OELMAN, ESQ.
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                                  713-758-3708
                               713-615-5861 (FAX)
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

                            ------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]

     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

                                               CALCULATION OF REGISTRATION FEE
==================================================================================================================================

                                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED           PER NOTE(1)           PRICE(1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
9 3/8% Senior Notes Due 2009 ............     $125,000,000             100%             $125,000,000              $31,250
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

* Includes certain subsidiaries of Integrated Electrical Services, Inc. identified on the following pages.

                         TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-4

The following subsidiaries of Integrated Electrical Services, Inc. are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

  1st Group Telecommunications, Inc.                              Delaware                   742930927
    (f/k/a Bryant Acquisition Corporation)

  Ace Electric, Inc.                                              Georgia                    581233590

  Aladdin Ward Electric & Air, Inc.                               Florida                    592137098

  Amber Electric, Inc.                                            Florida                    591888807

  Anderson & Wood Construction Co., Inc.                          Delaware                   742918934

  ARC Electric, Incorporated                                      Delaware                   760581695

  B. Rice Electric LP                                             Texas                      760619043

  Bachofner Electric, Inc.                                        Delaware                   760593514

  Bartley & Devary Electric, Inc.                                 Delaware                   742916903

  Bear Acquisition Corporation                                    Delaware                   742959621

  Bexar Electric Company, Ltd.                                    Texas                      742767532

  Brink Electric Construction Co.                                 South Dakota               460322078

  Britt Rice Electric, Inc.                                       Delaware                   760616944

  Britt Rice Holdings LLC                                         Arizona                    522216042

  Britt Rice Management LLC                                       Arizona                    760618685

  Bryant Electric Company, Inc.                                   North Carolina             561054780

  BW Consolidated, Inc.                                           Nevada                     741769791

  BW/BEC, Inc.                                                    Texas                      742835288

  BW/BEC, L.L.C.                                                  Nevada                     860873929

  Canova Electrical Contracting, Inc.                             Delaware                   742913069

  Carroll Holdings LLC                                            Arizona                    742916337

  Carroll Management LLC                                          Arizona                    742916336

  Carroll Systems LP                                              Texas                      760601730

  Carroll Systems, Inc. (f/k/a Pan American                       Delaware                   760597830
    Acquisition Corporation)

  Charles P. Bagby Co., Inc.                                      Alabama                    630751092

  Collier Electric Company, Inc.                                  Florida                    742923443

  Commercial Electrical Contractors, Inc.                         Delaware                   760587343

  Cross State Electric, Inc.                                      California                 953657116

  Cypress Electrical Contractors, Inc.                            Delaware                   721028256

  Daniel Electrical Contractors, Inc.                             Florida                    592622624

  Daniel Electrical of Treasure Coast, Inc.                       Florida                    650548129

  Davis Electrical Constructors, Inc.                             South Carolina             570474303

  Delco Electric, Inc.                                            Delaware                   731563953

  DKD Electric Company, Inc.                                      New Mexico                 850245113

  Electro-Tech, Inc.                                              Nevada                     880200302

  EMC Acquisition Corporation                                     Delaware                   742908723

  Ernest P. Breaux Electrical, Inc.                               Delaware                   742916899

  Federal Communications Group, Inc.                              Delaware                   850461441

  Florida Industrial Electric, Inc.                               Florida                    593508913

  General Partner, Inc.                                           Alabama                    631080687

  Goss Electric Company, Inc.                                     Delaware                   760581878

  H.R. Allen, Inc.                                                South Carolina             570695117

  Hatfield Reynolds Electric Company (f/k/a                       Arizona                    860565738
    Hatfield Electric, Inc.)

  Haymaker Electric, Ltd.                                         Alabama                    631044169

  Holland Electrical Systems, Inc.                                Delaware                   760576826

  Houston Stafford Holdings, LLC                                  Arizona                    522097492

  Houston-Stafford Electric, Inc.                                 Texas                      741774028

  Houston-Stafford Electrical Contractors, LP                     Texas                      522095983

  Houston-Stafford Management LLC                                 Arizona                    522095981

  Howard Brothers Electric Co., Inc.                              Delaware                   760570227

  I.C.G. Electric,  Inc.                                          Delaware                   742918936

  ICS Holdings LLC                                                Arizona

  ICS Integrated Communication Services LP                        Texas                      522114914

  IES Communications Group, Inc. (f/k/a                           Delaware                   760656305
    IES Communications Inc.)

  IES Contractors Holdings LLC                                    Arizona                    522131430

  IES Contractors LP                                              Texas                      522129299

  IES Contractors Management LLC                                  Arizona                    522129827

  IES Electrical Group, Inc. (f/k/a                               Delaware                   522110684
    Integrated Communication Services, Inc.)

  IES Holdings, LLC                                               Arizona                    522097490

  IES Management, LP                                              Texas                      760569183

  IES Residential Group, Inc.                                     Delaware                   760656307

  IES Specialty Lighting, Inc. (f/k/a Modern                      Delaware                   731592395
    Acquisition Corporation)

  IES Ventures Inc.                                               Delaware                   760656308

  Innovative Electric Company, Inc. (f/k/a                        Kentucky                   611145474
    Thurman & O'Connell Corp.)

  Integrated Electrical Finance, Inc.                             Texas                      760559059

  Integrated Electrical Services, Inc.                            Delaware                   760542208

  Intelligent Building Solutions, Inc.                            Delaware                   742910189

  J.W. Gray Electric Company, Inc.                                Delaware                   760573295

  J.W. Gray Electrical Contractors, LP                            Texas                      522097983

  J.W. Gray Holdings, LLC                                         Arizona                    522097988

  J.W. Gray Management, LLC                                       Arizona                    522097977

  Kayton Electric, Inc.                                           Nebraska                   470623159

  Key Electrical Supply, Inc.                                     Texas                      760285442

  Linemen, Inc. (d/b/a California                                 Delaware                   742912738
    Communications)

  Mark Henderson, Incorporated                                    Delaware                   760576830

  Menninga Electric, Inc.                                         Delaware                   760575872

  Midlands Electrical Contractors, Inc.                           Delaware                   742918935

  Mid-States Electric Company, Inc.                               Delaware                   621746956

  Mills Electric  LP                                              Texas                      522095984

  Mills Electrical Contractors, Inc.                              Texas                      751394916

  Mills Electrical Holdings, LLC                                  Arizona                    522097491

  Mills Management LLC                                            Arizona                    522095982

  Mitchell Electric Company, Inc.                                 Arizona                    860141057

  M-S Systems, Inc.                                               Tennessee                  621404226

  Murray Electrical Contractors, Inc.                             Delaware                   742913067

  Muth Electric, Inc.                                             South Dakota               460324448

  NBH Holding Co., Inc. (f/k/a DKD                                Delaware                   850461866
    Acquisition Corporation)

  Neal Electric LP                                                Texas                      760657784

  Neal Electric Management LLC (f/k/a ICS                         Arizona                    522114906
    Management LLC)

  New Technology Electrical Contractors, Inc.                     Delaware                   742918933

  Newcomb Electric Company, Inc.                                  Delaware                   760611653

  Pan American Electric Company, Inc., a                          New Mexico                 742618624
    New Mexico

  Pan American Electric, Inc.                                     Tennessee                  620985675

  Paulin Electric Company, Inc.                                   Delaware                   610608088

  Pollock Electric, Inc.                                          Texas                      760078839

  Pollock Summit Electric, LP                                     Texas                      760569180

  Pollock Summit Holdings, Inc.                                   Arizona                    522097493

  PrimeNet, Inc. (f/k/a Stutts Acquisition                        Delaware                   742902100
    Corporation)

  Primo Electric Company (f/k/a Hamer                             Delaware                   742902099
    Electric Acquisition, Inc.)

  Putzel Electrical Contractors, Inc.                             Delaware                   760604195

  Raines Electric Co., Inc.                                       Delaware                   760581935

  Raines Electric LP                                              Texas                      522132532

  Raines Holdings LLC                                             Arizona                    522132528

  Raines Management LLC                                           Arizona                    522132530

  RKT Electric, Inc.                                              Delaware                   760585981

  Rockwell Electric, Inc.                                         Delaware                   760593890

  Rodgers Electric Company, Inc.                                  Washington                 911004905

  Ron's Electric, Inc.                                            Delaware                   742925506

  Spectrol, Inc.                                                  Delaware                   760576823

  Spoor Electric, Inc. (d/b/a SEI Electrical                      Florida                    742899568
    Contractor)

  Summit Electric of Texas, Incorporated                          Texas                      760214796

  T&H Electrical Corporation                                      Delaware                   760583746

  Tech Electric Co., Inc.                                         Delaware                   742912739

  Tesla Power (Nevada), Inc.                                      Nevada                     760604875

  Tesla Power and Automation, LP                                  Texas                      760592351

  Tesla Power G.P., Inc.                                          Texas                      760604876

  Tesla Power Properties, LP                                      Texas                      760592352

  Thomas Popp & Company                                           Ohio                       311112666

  Valentine Electrical, Inc.                                      Delaware                   742916344

  Wolfe Electric Co., Inc.                                        Delaware                   742925512

  Wright Electrical Contracting, Inc.                             Delaware                   631203022

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

The information in this prospectus is not complete and may be changed. We may not exchange for these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS


                      INTEGRATED ELECTRICAL SERVICES, INC.

                             OFFER TO EXCHANGE UP TO
            $125,000,000 OF 9 3/8% SENIOR SUBORDINATED NOTES DUE 2009

                                       FOR

            $125,000,000 OF 9 3/8% SENIOR SUBORDINATED NOTES DUE 2009 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


           ----------------------------------------------------------
                           TERMS OF THE EXCHANGE OFFER
           ----------------------------------------------------------


o We are offering to exchange up to $125,000,000 of our outstanding 9 3/8% Senior Subordinated Notes due 2009 for new notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

o We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

o The exchange offer expires at 5:00 p.m., New York City time, on __________, 2001, unless extended. We do not currently intend to extend the exchange offer.

o Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

o The exchange of outstanding notes for new notes will not be a taxable event for U.S. federal income tax purposes.

--------------------------------------------------------------------------------
 TERMS OF THE NEW 9 3/8% SENIOR SUBORDINATED NOTES OFFERED IN THE EXCHANGE OFFER
--------------------------------------------------------------------------------

MATURITY

o   The new notes will mature on February 1, 2009.

INTEREST

o Interest on the new notes is payable on February 1 and August 1 of each year, beginning August 1, 2001.

o   Interest will accrue from May 29, 2001.

REDEMPTION

o We may redeem some or all of the new notes at any time on or after February 1, 2004 at redemption prices listed in "Description of the New Notes--Optional Redemption."

o We may also redeem up to 35% of the new notes using the proceeds of certain equity offerings completed before February 1, 2004.

CHANGE OF CONTROL

o If we sell assets or experience a change of control, subject to certain conditions, we must offer to purchase the new notes.

RANKING

o The new notes will be subordinated to all existing and future senior indebtedness. The new notes will rank equally with all of our other existing and future senior subordinated indebtedness and will rank senior to all our subordinated indebtedness.

--------------------------------------------------------------------------------
         SEE "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
--------------------------------------------------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS ________, 2001.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                                 ---------------

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS......................................................................................................6
EXCHANGE OFFER...................................................................................................13
USE OF PROCEEDS..................................................................................................24
BUSINESS........................................................................................................ 25
DESCRIPTION OF THE NEW NOTES.....................................................................................26
FEDERAL INCOME TAX CONSIDERATIONS................................................................................58
PLAN OF DISTRIBUTION.............................................................................................61
LEGAL MATTERS....................................................................................................63
EXPERTS........................................................................................................  63
WHERE YOU CAN FIND MORE INFORMATION..............................................................................63
FORWARD-LOOKING STATEMENTS.......................................................................................64
Item 20.  Indemnification Of Officers And Directors............................................................II-1
Item 21.  Exhibits And Financial Statement Schedules...........................................................II-1
Item 22.  Undertakings.........................................................................................II-3


                                 ---------------

                               PROSPECTUS SUMMARY

     This summary may not contain all the information that may be important to you. You should read this entire prospectus and the documents to which we have referred you before making an investment decision. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements include forward-looking information which involves risks and uncertainties. See "Forward-Looking Statements." Unless this prospectus otherwise indicates or the context otherwise requires, the terms "we," "our," "us" "IES" or the "Company" as used in this prospectus refer to Integrated Electrical Services, Inc. and its subsidiaries.

                                   THE COMPANY

     We are the second largest provider of electrical contracting services in the United States. We are also a growing provider of solutions in the data communications and utilities markets. We provide a broad range of services including designing, building and maintaining electrical, data communications and utilities systems for commercial, industrial and residential customers.

     Our executive offices are located at 1800 West Loop South, Suite 500, Houston, Texas 77027, and our telephone number is (713) 860-1500.

                               THE EXCHANGE OFFER

     On May 29, 2001, we completed a private offering of the outstanding notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offer within 180 days after the date we issued the outstanding notes.


Exchange Offer................................     We are offering to exchange new notes for outstanding notes.

Expiration Date...............................     The exchange offer will expire at 5:00 p.m. New York City time, on
                                                   ________________, 2001, unless we decide to extend it.

Condition to the Exchange Offer...............     The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the
                                                   Securities and Exchange Commission.  A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Outstanding Notes....     To participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal, including the outstanding notes that you wish to exchange, to State Street Bank and Trust
                                                   Company , as exchange agent, at the address indicated on the cover page of the letter of transmittal.  In the alternative, you can tender your outstanding notes by following the procedures for book-entry transfer described in this prospectus.
                                                   If your outstanding notes are held through The Depository Trust
                                                   Company and you wish to participate in the exchange offer, you may do so through the automated tender offer program of The Depository
                                                   Trust Company.  If you tender under this program, you will agree to be bound by the letter of transmittal that we are

                                                   providing with this prospectus as though you had signed the letter of transmittal. If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your
                                                   outstanding notes, we urge you to contact that person promptly to tender your outstanding notes in the exchange offer. For more information on tendering your outstanding notes, please refer to the sections in this prospectus entitled "Exchange Offer--Terms of the Exchange Offer," "--Procedures for Tendering" and
                                                   "--Book-Entry Transfer."

Guaranteed Delivery Procedures................     If you wish to tender your outstanding notes and you cannot get your required documents to the exchange agent on time, you may tender your outstanding notes according to the guaranteed delivery procedures described in "Exchange Offer--Guaranteed Delivery
                                                   Procedures."

Withdrawal of Tenders.........................     You may withdraw your tender of outstanding notes at any time prior to the expiration date.  To withdraw, you must have
                                                   delivered a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 5:00 p.m. New York City time on the expiration date of the exchange offer.

Acceptance of Outstanding Notes and
    Delivery of New Notes.....................     If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before
                                                   5:00 p.m. New York City time on the expiration date.  We will return any outstanding note that we do not accept for exchange to you without expense as promptly as practicable after the expiration date.
                                                   We will deliver the new notes as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange.
                                                   Please refer to the section in this prospectus entitled "Exchange
                                                   Offer--Terms of the Exchange Offer."

Fees and Expenses.............................     We will bear all expenses related to the exchange offer.  Please refer to the section in this prospectus entitled "Exchange
                                                   Offer--Fees and Expenses."

Use of Proceeds...............................     The issuance of the new notes will not provide us with any new proceeds.  We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange
    Outstanding Notes.........................     If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act of 1933 except in the limited circumstances provided under our registration rights agreement.  In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act of 1933, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act of 1933.

U.S. Federal Income Tax
    Considerations............................     The exchange of new notes for outstanding notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes.  Please read "Federal Income Tax Considerations."

Exchange Agent................................     We have appointed State Street Bank and Trust Company as exchange agent for the exchange offer.  You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:  Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford,
                                                   Connecticut 06103.  Eligible institutions may make requests by facsimile at (617) 662-1452.

TERMS OF THE NEW NOTES

     The new notes will be identical to the outstanding notes except that the new notes are registered under the Securities Act of 1933 and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

     The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled "Description of the New Notes."

Issuer........................................     Integrated Electrical Services, Inc.

Notes Offered.................................     $125 million in aggregate principal amount of 93/8% Senior
                                                   Subordinated Notes due 2009.

Maturity......................................     February 1, 2009.

Interest on the New Notes.....................     Annual Rate 9 3/8%.

Interest Payment Dates........................     February 1 and August 1 of each year, commencing on August 1, 2001.

Sinking Fund..................................     None.

Optional Redemption...........................     On or after February 1, 2004, we may redeem some or all of the new notes at the redemption prices listed in the "Description of the
                                                   New Notes--Optional Redemption" section of this prospectus, plus accrued but unpaid interest to the date of redemption.
                                                   Before February 1, 2002, we may redeem up to 35% of the aggregate principal amount of the new notes with the net proceeds of certain sales of equity at the price listed in the section "Description of
                                                   New Notes" under the heading "Optional Redemption," provided at least 65% of the aggregate principal amount of the new notes originally issued remains outstanding after such redemption.

Change of Control.............................     If we sell assets or if a change of control occurs, subject to certain conditions, we may be required to offer to repurchase the notes at prices listed in the section "Description of New
                                                   Notes--Change of Control."  The term "Change of Control" is defined in the "Description of the New Notes--Certain Definitions" section of this prospectus.

Guarantees....................................     Each of our subsidiaries will fully and unconditionally guarantee the new notes on a senior subordinated basis.  Future subsidiaries also may be required to guarantee the new notes.

Ranking.......................................     The new notes will be subordinated to all existing and future senior indebtedness.  The new notes will rank equally with all our other existing and future senior subordinated indebtedness and will rank senior to all our subordinated indebtedness.  The guarantees will be subordinated to all existing and future senior indebtedness of such subsidiaries.  Because the new notes are subordinated, in the event of bankruptcy, liquidation or
                                                   dissolution, holders of the new notes will not receive any payment until holders of senior indebtedness and guarantor senior
                                                   indebtedness have been paid in full.  See "Description of the New
                                                   Notes--Ranking."

Specified Covenants...........................     The indenture governing the new notes will contain covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                                                   o borrow money;

                                                   o pay dividends or repurchase stock;

                                                   o make investments;

                                                   o use assets as security in other transactions;

                                                   o sell certain assets or merge with or into other companies;

                                                   o sell stock in our subsidiaries; and

                                                   o limit our subsidiaries from making dividends and other payments.

                                                   All of these limitations are subject to a number of important exceptions and qualifications, which are described in the "Description of the New
                                                   Notes--Certain Covenants" section of this prospectus.

Transfer Restrictions; Absence of a Public
   Market for the Notes.......................     The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market.
                                                   There can be no assurance as to the development or liquidity of any market for the new notes.

                                  RISK FACTORS

     See "Risk Factors," beginning on page 6 hereof, for a discussion of certain factors that you should consider before participating in the exchange offer.

                                  RISK FACTORS

     In addition to the other information set forth elsewhere or incorporated by reference in this prospectus, the following factors relating to our company and the exchange offer and the new notes should be considered carefully in deciding whether to participate in the exchange offer.

RISKS RELATED TO OUR BUSINESS

DOWNTURNS IN CONSTRUCTION COULD ADVERSELY AFFECT OUR BUSINESS BECAUSE MORE THAN HALF OF OUR BUSINESS IS DEPENDENT ON LEVELS OF NEW CONSTRUCTION ACTIVITY.

     More than half of our business is the installation of electrical systems in newly constructed and renovated buildings, plants and residences. Our ability to maintain or increase revenues from new installation services will depend on the number of new construction starts and renovations, which will likely be correlated with the cyclical nature of the construction industry. The number of new building starts will be affected by general and local economic conditions, changes in interest rates and other factors, including the following:

     o   employment and income levels;

     o interest rates and other factors affecting the availability and cost of financing;

     o   tax implications for homebuyers;

     o   consumer confidence; and

     o   housing demand.

Additionally, a majority of our business is focused in the southeastern and southwestern portion of the United States, concentrating our exposure to local economic conditions in those regions. Downturns in levels of construction or housing starts could result in a material reduction in our activity levels.

THE ESTIMATES WE USE IN PLACING BIDS COULD BE MATERIALLY INCORRECT. THE USE OF INCORRECT ESTIMATES COULD RESULT IN LOSSES ON A FIXED PRICE CONTRACT. THESE LOSSES COULD BE MATERIAL TO OUR BUSINESS.

     More than half of our revenues are generated under fixed price contracts. We must estimate the costs of completing a particular project to bid for these fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. Variations from estimated contract costs along with other risks inherent in performing fixed price contracts may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in losses on projects. Depending upon the size of a particular project, actual costs that are higher than estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year. Our results in 2000 were adversely affected by losses recorded on fixed-priced contracts at one of our subsidiaries.

A SIGNIFICANT AMOUNT OF OUR HISTORIC GROWTH HAS OCCURRED THROUGH THE ACQUISITION OF EXISTING BUSINESSES; HOWEVER, FUTURE ACQUISITIONS WILL BE MADE ON A SELECTIVE BASIS AND MAY BE DIFFICULT TO IDENTIFY AND INTEGRATE AND MAY DISRUPT OUR BUSINESS AND ADVERSELY AFFECT OUR OPERATING RESULTS.

     Historically, a significant amount of our growth has come through acquisitions. From April 1998 to our last significant acquisition in December 1999, we made 67 acquisitions. Although we have significantly diminished our acquisition activity, we intend to continue to pursue selected acquisition opportunities in the future. We continually evaluate acquisition prospects to complement and expand our existing business platforms. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. If we are unable to find appropriate acquisitions, our future ability to grow our revenues and profitability may be diminished.

     Each acquisition, however, involves a number of risks. These risks include:

     o the diversion of our management's attention from our existing businesses to integrating the operations and personnel of the acquired business;

     o possible adverse effects on our operating results during the integration process; and

     o our possible inability to achieve the intended objectives of the combination.

     We may seek to finance an acquisition through borrowings under our credit facility or through the issuance of new debt or equity securities. There can be no assurance that we will be able to secure this financing if and when it is needed or on terms we consider acceptable. If we should proceed with a relatively large cash acquisition, we could deplete a substantial portion of our financial resources to the possible detriment of our other operations. Any future acquisitions could also dilute the equity interests of our stockholders, require us to write off assets for accounting purposes or create other undesirable accounting issues, such as significant expenses for amortization of goodwill or other intangible assets.

WE MAY EXPERIENCE DIFFICULTIES IN MANAGING INTERNAL GROWTH.

     In order to continue to grow internally, we expect to expend significant time and effort managing and expanding existing operations. We cannot guarantee that our systems, procedures and controls will be adequate to support our expanding operations, including the timely receipt of financial information. Our growth imposes significant added responsibilities on our senior management, such as the need to identify, recruit and integrate new senior managers and executives. If we are unable to manage our growth, or if we are unable to attract and retain additional qualified management, our operations could be materially adversely effected.

THERE IS CURRENTLY A SHORTAGE OF QUALIFIED ELECTRICIANS. SINCE THE MAJORITY OF OUR WORK IS PERFORMED BY ELECTRICIANS, THIS SHORTAGE MAY NEGATIVELY IMPACT OUR BUSINESS, INCLUDING OUR ABILITY TO GROW.

     There is currently a shortage of qualified electricians in the United States. In order to conduct our business, it is necessary to employ electricians. Over the last few years, the growth of the U.S. economy has increased the demand for electricians, making it difficult for us to attract, hire and retain competent electricians. While overall economic growth has diminished, our ability to increase productivity and profitability may be limited by the difficulty of employing, training and retaining the number of skilled electricians required to meet our needs. Accordingly, we cannot assure you that, among other things:

     o we will be able to maintain the skilled labor force necessary to operate efficiently; and

     o our labor expenses will not increase as a result of a shortage in the skilled labor supply.

DUE TO SEASONALITY AND DIFFERING REGIONAL ECONOMIC CONDITIONS, OUR RESULTS MAY FLUCTUATE FROM PERIOD TO PERIOD.

     Our business can be subject to seasonal variations in operations and demand that affect the construction business, particularly in residential construction. Our revenues in the winter are typically significantly lower than in the summer. Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.

TO SERVICE OUR INDEBTEDNESS AND TO FUND WORKING CAPITAL, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS.

     Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to our operational performance, as well as general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our new credit facility will expire in May 2004.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. Our inability to refinance our debt on commercially reasonable terms could materially adversely affect our business.

THE HIGHLY COMPETITIVE NATURE OF OUR INDUSTRY COULD AFFECT OUR PROFITABILITY BY REDUCING OUR PROFIT MARGINS.

     The electrical contracting industry is served by small, owner-operated private companies, public companies and several large regional companies. We could also face competition in the future from other competitors entering these markets. Some of our competitors offer a greater range of services, including mechanical construction, plumbing and heating, ventilation and air conditioning services. Competition in our markets depends on a number of factors, including price. Some of our competitors may have lower overhead cost structures and may, therefore, be able to provide services comparable to ours at lower rates than we do. If we are unable to offer our services at competitive prices or if we have to reduce our prices to remain competitive, our profitability would be impaired.

OUR OPERATIONS ARE SUBJECT TO NUMEROUS PHYSICAL HAZARDS ASSOCIATED WITH THE CONSTRUCTION OF ELECTRICAL SYSTEMS. IF AN ACCIDENT OCCURS, IT COULD RESULT IN AN ADVERSE EFFECT ON OUR BUSINESS.

     Hazards related to our industry include, but are not limited to, electrocutions, fires, mechanical failures or transportation accidents. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and may result in suspension of operations. Our insurance does not cover all types or amounts of liabilities. Our third-party insurance is subject to large deductibles for which we establish reserves and, accordingly, we effectively self insure for much of our insurance coverage. No assurance can be given either that our insurance or our provisions for incurred claims and incurred but not reported claims will be adequate to cover all losses or liabilities we may incur in our operations or that we will be able to maintain adequate insurance at reasonable rates or at all.

WE HAVE A SUBSTANTIAL AMOUNT OF DEBT. OUR CURRENT DEBT LEVEL COULD LIMIT OUR ABILITY TO FUND FUTURE WORKING CAPITAL NEEDS AND INCREASE OUR EXPOSURE DURING ADVERSE ECONOMIC CONDITIONS.

     We have a significant amount of debt. The following chart shows certain important credit statistics and is presented assuming we had completed this offering as of March 31, 2001 and applied the proceeds as described in "Use of Proceeds." The ratio of earnings to fixed charges assumes we had completed this offering at the beginning of the 12-month period.

                       Total indebtedness                   $276.9 million
                       Stockholders' equity                 $523.5 million
                       Debt to total capitalization         0.35x
                       Ratio of earnings to fixed charges   3.0x

     Our substantial indebtedness could have important consequences to you. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the notes;

     o increase our vulnerability to general adverse economic and industry conditions;

     o limit our ability to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o place us at a disadvantage compared to our competitors that have less debt; and

     o   limit our ability to borrow additional funds.

Additionally, the indenture and other documents governing our indebtedness contain financial and other restrictive covenants. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us. See "Description of the Notes."

     We may incur additional indebtedness in the future which may intensify the risks described above. The terms of the indenture do not prohibit us or our subsidiaries from incurring additional indebtedness, including indebtedness that is senior in right of payment to the notes, although the indenture does contain certain limitations on additional indebtedness. As of July 2, 2001, we had outstanding letters of credit of $5.3 million and additional available borrowings of up to $144.7 million under our credit facility, subject to customary borrowing conditions.

THE NEW NOTES AND THE SUBSIDIARY GUARANTEES RANK BEHIND ALL OF OUR AND OUR SUBSIDIARY GUARANTORS' EXISTING AND FUTURE SENIOR INDEBTEDNESS.

     As a result of the subordinated nature of the new notes and guarantees, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior indebtedness of our company and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the new notes or the subsidiary guarantees.

     In addition, all payments on the new notes and the guarantees will be blocked in the event of a payment default on certain senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior indebtedness.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to our company or the guarantors, holders of the new notes will participate with trade creditors and all other holders of subordinated indebtedness of our company and the guarantors in the assets remaining after we and the subsidiary guarantors have paid all of the senior indebtedness. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of new notes may receive less, ratably, than the holders of senior indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the new notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the new notes may receive less, ratably, than holders of trade payables in any such proceeding.

     As of July 2, 2001, the new notes and subsidiary guarantees would have been subordinated to approximately $1.9 senior indebtedness and up to $144.7 would have been available for borrowing as additional senior indebtedness under our credit facility, subject to customary borrowing conditions. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.

THE LOSS OF A GROUP OF KEY PERSONNEL, EITHER AT THE CORPORATE OR OPERATING LEVEL, COULD ADVERSELY AFFECT OUR BUSINESS.

     The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on our business, financial condition and results of operations. Our operations depend on the continued efforts of our current and future executive officers, senior management and management personnel at the companies we have acquired. A criteria we use in evaluating acquisition candidates is the quality of their management. We cannot guarantee that any member of management at the corporate or subsidiary level will continue in their capacity for any particular period of time. If we lose a group of key personnel, our operations could be adversely affected. We do not maintain key man life insurance.

SOME SIGNIFICANT RESTRUCTURING TRANSACTIONS MAY NOT CONSTITUTE A CHANGE OF CONTROL, WHICH WOULD OBLIGATE US TO OFFER TO REPURCHASE YOUR NEW NOTES, AND EVEN IF A TRANSACTION DOES TRIGGER THAT OBLIGATION, WE MAY NOT BE ABLE TO REPURCHASE THE NEW NOTES.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding new notes. However, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. Moreover, even if a transaction triggers a repurchase obligation, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of new notes. In addition, restrictions in our credit facility will not allow such repurchases. See "Description of Notes -- Change of Control."

A SUBSIDIARY GUARANTEE COULD BE VOIDED OR SUBORDINATED BECAUSE OF FEDERAL BANKRUPTCY LAW OR COMPARABLE STATE LAW PROVISIONS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, one or more of the subsidiary guarantees could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     o   was insolvent or rendered insolvent by reason of such incurrence; or

     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     o the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o   it could not pay its debts as they become due.

     We cannot be sure as to the standards that a court would use to determine whether or not the guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to that guarantor's other debt.

     If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

     A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the new notes.

OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED AS A RESULT OF GOODWILL AMORTIZATION OR WRITE-OFFS.

     When we acquire a business, we record an asset called "goodwill" equal to the excess amount we pay for the business, including liabilities assumed, over the fair value of the tangible assets of the business we acquire. Pursuant to accounting principles generally accepted in the United States, we amortize this goodwill over its estimated useful life of 40 years following the acquisition, which directly impacts our earnings in those years. Furthermore, we continually evaluate whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision or that the remaining balance may not be recoverable.

     On February 14, 2001 the Financial Accounting Standards Board issued a revised limited Exposure Draft of its 1999 proposed Statement, Business Combinations and Intangible Assets. The Exposure Draft contains the FASB's tentative decision reached in December 2000 to eliminate amortization of purchased goodwill. Under that approach, goodwill would not be amortized to earnings. Instead, goodwill would be reviewed for impairment, meaning that it would be written down and expensed against earnings in the periods in which the recorded value of goodwill exceeds its fair value. FASB expects to issue its final statement regarding the treatment of purchased goodwill by the end of July 2001. Because the proposal has not been finalized and certain details regarding its use have yet to be defined, we are unable to predict the way in which its adoption will affect our financial reports. Because we have made numerous acquisitions since our founding, we carry significant amounts of goodwill on our books for which we would no longer be required to recognize a periodic amortization charge as a result of this proposal.

     Should we be required to accelerate the amortization of goodwill or write it off completely because of impairments, our results from operations may be materially adversely affected.

RISKS RELATED TO THE EXCHANGE OFFER AND THE NEW NOTES

IF YOU DO NOT PROPERLY TENDER YOUR OUTSTANDING NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OUTSTANDING NOTES AND YOUR ABILITY TO TRANSFER OUTSTANDING NOTES WILL BE ADVERSELY AFFECTED.

     We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to endure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

     If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act of 1933 unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer outstanding notes outstanding.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW NOTES, YOU MAY BE UNABLE TO SELL THE NEW NOTES OR TO SELL THE NEW NOTES AT A PRICE THAT YOU DEEM SUFFICIENT.

     The new notes will be new securities for which there currently is no established trading market. Although we will register the new notes under the Securities Act of 1933, we do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system. In addition, although the initial purchasers of the outstanding notes have informed us that they intend to make a market in the new notes after the exchange offer, the initial purchasers may stop making a market at any time. Finally, if a large number of holders of outstanding notes do not tender outstanding notes or tender outstanding notes improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could adversely affect the development of a market for these new notes.

A GUARANTEE COULD BE VOIDED IF THE GUARANTOR FRAUDULENTLY TRANSFERRED THE GUARANTEE AT THE TIME IT INCURRED THE INDEBTEDNESS, WHICH COULD RESULT IN THE NOTEHOLDERS BEING ABLE TO RELY ON ONLY INTEGRATED ELECTRICAL SERVICES, INC. TO SATISFY CLAIMS.

     Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     o intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

     o   was insolvent or rendered insolvent by reason of such incurrence;

     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

     In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     o the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

     o   it could not pay its debts as they became due.

     On the basis of historical financial information, recent operating history and other factors, we believe that the subsidiary guarantees are being incurred for proper purposes and in good faith and that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, have unreasonably small capital for the business in which it is engaged or have incurred debts beyond their ability to pay those debts as they mature. We cannot be certain, however, that a court would agree with our conclusions in this regard.

HOLDERS OF THE NEW NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL OF OUR AND THE SUBSIDIARY GUARANTORS' SECURED INDEBTEDNESS AND TO ALL LIABILITIES OF OUR NON-GUARANTOR SUBSIDIARIES.

     Holders of our secured indebtedness, including the indebtedness under our credit facilities, have claims with respect to our assets constituting collateral for their indebtedness that are prior to your claims under the new notes. In the event of a default on the new notes or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the new notes. Accordingly, the secured indebtedness would effectively be senior to the new notes to the extent of the value of the collateral securing the indebtedness. While the indenture governing the new notes places some limitations on our ability to create liens, there are significant exceptions to these limitations, including with respect to sale and leaseback transactions, that will allow us to secure some kinds of indebtedness without equally and ratably securing the new notes. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the new notes and the holders of other claims against us with respect to our other assets.

     In addition, the new notes are not guaranteed by all of our subsidiaries, and our non-guarantor subsidiaries are permitted to incur additional indebtedness under the indenture. As a result, holders of the new notes will be effectively subordinated to claims of third party creditors, including holders of indebtedness, and preferred shareholders of these non-guarantor subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, authorities, holders of indebtedness or guarantees issued by the non-guarantor subsidiaries and preferred shareholders of the non-guarantor subsidiaries, will generally have priority as to the assets of the non-guarantor subsidiaries over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the new notes, will be effectively subordinated to all those claims.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the issuance of the outstanding notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:

     o within 60 days after the original issuance of the outstanding notes, file a registration statement with the SEC with respect to a registered offer to exchange each outstanding note for a new note having terms substantially identical in all material respects to such note except that the new note will not contain terms with respect to transfer restrictions);

     o use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 within 150 days after the original issuance of the outstanding notes;

     o promptly following the effectiveness of the registration statement, offer the new notes in exchange for surrender of the outstanding notes; and

     o keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

     We have fulfilled the agreements described in the first two of the preceding bullet points, and as soon as practicable after this registration statement becomes effective, we will offer eligible holders of the outstanding notes the opportunity to exchange their outstanding notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the SEC from participating in this exchange offer. The new notes will be substantially identical to the outstanding notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or additional interest.

     Under limited circumstances, we agreed to use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement for the resale of the outstanding notes. We also agreed to use our reasonable best efforts to keep the shelf registration statement effective for up to two years after its effective date. The circumstances include if:

     o we are not permitted to effect the exchange offer because of any change in law or applicable interpretations of the law by the staff of the SEC;

     o for any other reason the exchange offer is not consummated within 180 days after the date of issuance of the notes;

     o any notes validly tendered pursuant to the exchange offer are not exchanged by us for exchange notes within ten days of being accepted in the exchange offer;

     o the initial purchasers so request with respect to notes held by the initial purchasers that are not eligible to be exchanged for exchange notes in the exchange offer;

     o any applicable law or interpretations do not permit any holder of notes to participate in the exchange offer; or

     o any holder of notes that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered notes.

     We will pay additional cash interest on the applicable outstanding notes, subject to certain exceptions if:

     o the exchange offer registration statement is not filed with the Securities and Exchange Commission on or before 60 days after the date of the original issuance of the outstanding notes or the shelf registration statement is not filed with the SEC on or before the shelf filing date;

     o the exchange offer registration statement is not declared effective within 150 days after the date of the original issuance of the outstanding notes or the shelf registration statement is not declared effective within 120 days after the shelf filing date;

     o the exchange offer is not consummated on or before 180 days after the date of the original issuance of the outstanding notes; or

     o the shelf registration statement is filed and declared effective within 120 days after the shelf filing date but thereafter ceases to be effective, at any time that we and our guarantor subsidiaries are obligated to maintain its effectiveness, without being succeeded within 30 days by an additional registration statement filed and declared effective (each such event referred to in the preceding clauses being a "registration default")

from and including the date on which any such registration default occurs to but excluding the date on which all registration defaults have been cured.

     The rate of additional interest will be increased by an additional 0.25% per annum upon the occurrence of the registration default, and shall be further increased by 0.25% on the 91st day after a registration default has occurred, until the applicable registration statement is filed, the exchange offer registration statement is declared effective and the exchange offer is consummated, or the shelf registration statement is declared effective or again becomes effective, as the case may be. All accrued additional interest will be paid to holders in the same manner as interest payments on the notes on semi-annual payment dates that correspond to interest payment dates for the notes. Additional interest only accrues during a registration default.

     Upon the effectiveness of this registration statement, the consummation of the exchange offer, the effectiveness of a shelf registration statement, or the effectiveness of a succeeding registration statement, as the case may be, the interest rate borne by the notes from the date of such effectiveness or consummation, as the case may be, will be reduced to the original interest rate. However, if after any such reduction in interest rate, a different event specified in the clauses above occurs, the interest rate may again be increased pursuant to the preceding provisions.

     To exchange your outstanding notes for transferable new notes in the exchange offer, you will be required to make the following representations:

     o   any new notes will be acquired in the ordinary course of your business;

     o you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     o you are not engaged in and do not intend to engage in the distribution of the new notes;

     o if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     o   you are not our "affiliate," as defined in Rule 405 of the Securities
         Act.

     In addition, we may require you to provide information to be used in connection with the shelf registration statement to have your outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest described in the preceding paragraphs. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

     The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF NEW NOTES

     Based on no action letters of the SEC staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

     o you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     o   such new notes are acquired in the ordinary course of your business;
         and

     o   you do not intend to participate in a distribution of the new notes.

     The SEC, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the SEC may not make a similar determination as in the no action letters issued to these third parties.

     If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

     o   cannot rely on such interpretations by the SEC staff; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

     Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $125,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m. New York City time on _________ 2001, unless, in our sole discretion, we extend it.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

     o   to delay accepting for exchange any outstanding notes,

     o   to extend the exchange offer, or

     o   to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFER

     We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

         How to Tender Generally

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

     o complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

     o have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

         o mail or deliver such letter of transmittal or facsimile to the exchange agent prior to 5:00 p.m. New York City time on the expiration date; or

         o comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

     In addition, either:

     o the exchange agent must receive outstanding notes along with the letter of transmittal;

     o the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

     o the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 5:00 p.m. New York City time on the expiration date.

     The tender by a holder that is not withdrawn prior to 5:00 p.m. New York City time on the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

         How to Tender if You Are a Beneficial Owner

     If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

     o make appropriate arrangements to register ownership of the outstanding notes in your name; or

     o obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership, if permitted under the indenture for the notes, may take considerable time and may not be completed prior to the expiration date.

         Signatures and Signature Guarantees

     You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the notes are tendered:

     o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal;

     o for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States, or an eligible guarantor institution.

         When You Need Endorsements or Bond Powers

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

         Tendering Through DTC's Automated Tender Offer Program

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     o DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

     o such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     o   the agreement may be enforced against such participant.

         Determinations Under the Exchange Offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

         When We Will Issue New Notes

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     o outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

     o a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

         Return of Outstanding Notes Not Accepted or Exchanged

     If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer in the exchange agent's account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

         Your Representations to Us

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     o any new notes that you receive will be acquired in the ordinary course of your business;

     o you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     o you are not engaged in and do not intend to engage in the distribution of the new notes;

     o if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     o   you are not our "affiliate," as defined in Rule 405 of the Securities
         Act.

BOOK-ENTRY TRANSFER

     The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m. New York City time on the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

     o the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

     o prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having a office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

         o setting forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

         o    stating that the tender is being made thereby, and

         o guaranteeing that, within three (3) New York Stock Exchange ("NYSE") trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

     o the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) NYSE trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m. New York City time on the expiration date.

     For a withdrawal to be effective:

     o the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal or

     o you must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     o specify the name of the person who tendered the outstanding notes to be withdrawn, and

     o identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes.

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     o   SEC registration fees;

     o   fees and expenses of the exchange agent and trustee;

     o   accounting and legal fees and printing costs; and

     o   related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     o certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

     o tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     o a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

ACCOUNTING TREATMENT

     We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less the original issue discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes do not include certain transfer restrictions. Outstanding notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

                                    BUSINESS

     We are the second largest provider of electrical contracting services in the United States. We are also a growing provider of solutions in the data communications and utilities markets. We provide a broad range of services including designing, building and maintaining electrical, data communications and utilities systems for commercial, industrial and residential customers.

         Additional information concerning our company is included in our reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                          DESCRIPTION OF THE NEW NOTES

     The new notes will be issued, and the outstanding notes were issued, pursuant to an indenture dated as of May 29, 2001 (the "Indenture") among the Company, as issuer, the Subsidiaries, as guarantors, and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the new notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." References to the "notes" in this section of the prospectus include both the outstanding notes and the new notes.

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. The Company urges Holders to read the Indenture because it, and not this description, defines the rights of Holders of these notes. The Company has filed the Indenture as an exhibit to the registration statement which includes this prospectus.

     If the exchange offer contemplated by this prospectus (the "Exchange Offer") is consummated, Holders of outstanding notes who do not exchange those notes for new notes in the Exchange Offer will vote together with Holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the Holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with the new notes, and the Holders of such outstanding notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new notes then outstanding.

GENERAL

     The new notes will be unsecured senior subordinated obligations of the company initially limited to $125.0 million aggregate principal amount and will be guaranteed by each of the Guarantors (which will initially be all of the subsidiaries) on a senior subordinated basis as described below. The Indenture will permit the company to issue an unlimited amount of notes, subject to compliance with the terms of the covenants described under "-- Material Covenants -- Limitation on Indebtedness."

     The new notes will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the notes will be payable, and the notes will be transferable, at the corporate trust office or agency of the Trustee in the City of New York maintained for such purposes. In addition, interest may be paid at our option on any notes not issued in global form by check mailed to the person entitled thereto as shown on the security register subject to the right of any holder of notes in the principal amount of $500,000 or more to request payment by wire transfer. No service charge will be made for any transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. The notes may be issued with original issue discount for federal income tax purposes. The notes will be substantially identical to the 9 3/8% senior subordinated notes due 2009 that we issued in 1999, except that this series of notes will be issued under a different indenture.

MATURITY, INTEREST AND PRINCIPAL

     The notes will mature on February 1, 2009. Interest on the notes will accrue at the rate of 9 3/8% per annum and will be payable semi-annually in arrears on each February 1 and August 1 commencing August 1, 2001, to the holders of record of notes at the close of business on the January 15 and July 15, respectively, immediately preceding such interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance of the outstanding notes (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

     Optional Redemption. The notes will be redeemable at our option, in whole or in part, at any time on or after February 1, 2004, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning February 1 of the years indicated below:

                                           REDEMPTION
               YEAR                          PRICE
               ----                        ----------
               2004                         104.688%
               2005                         103.125%
               2006                         101.563%
               2007 and thereafter          100.000%

     In addition, at any time, or from time to time, on or prior to February 1, 2002, we may, at our option, use the net cash proceeds of one or more Qualified Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the notes originally issued, at a redemption price equal to 109.375% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the redemption date; provided that at least 65% of the originally issued principal amount of notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, we must consummate such redemption not later than 60 days after the closing of any such Qualified Equity Offering.

     Selection and Notice. In the event that less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to the rules of DTC); provided, however, that notes shall only be redeemable in principal amounts of $1,000 or an integral multiple of $1,000. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon surrender for cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption, unless we default in the payment of the redemption price.

SINKING FUND

     The notes will not be entitled to the benefit of any mandatory sinking fund.

VOTING

     The Indenture will provide that the holders of the outstanding notes and the new notes will vote and consent together on all matters (to which such holders are entitled to vote or consent) as one class and that none of the holders of the outstanding notes and the new notes shall have the right to vote or consent as a separate class on any matter (to which such holders are entitled to vote or consent).

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control we shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the mailing of notice of such Change of Control Offer as described below, all of the then outstanding notes tendered at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date. We shall be required to purchase all notes tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer will be required to remain open for at least 20 business days.

     In order to effect such Change of Control Offer, we shall, not later than the 30th day after the Change of Control, mail to each holder of notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of notes must follow to accept the Change of Control Offer.

     If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of notes seeking to accept the Change of Control Offer. In addition, there can be no assurance that our debt instruments will permit such offer to be made. The Credit Facility does not permit us to make a Change of Control Offer and, in order to make such offer, we would be required to pay off the Credit Facility in full or seek a waiver from the lenders under the Credit Facility to allow us to make the Change of Control Offer. The occurrence of a Change of Control is also an event of default under the Credit Facility and would entitle the lenders thereunder to accelerate all amounts owing under the Credit Facility. Any future credit agreements or other agreements relating to Senior Indebtedness to which we become a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their rights to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Failure to make a Change of Control Offer, even if prohibited by our debt instruments, would constitute a default under the Indenture. See "Risk Factors -- Possible Inability to Repurchase Notes upon Change of Control."

     We shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same time and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The provisions of the Indenture may not afford note holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the company if such transaction is not a transaction defined as a "Change of Control." The existence of a holder's right to require, subject to certain conditions, the company to repurchase the notes upon a Change of Control may deter a third party from acquiring us in a transaction that constitutes, or results in, a Change of Control.

     The use of the term "all or substantially all" in provisions of the Indenture such as clause (b) of the definition of "Change of Control" and under "-- Consolidation, Merger, Sale of Assets, Etc." has no clearly established meaning under New York law (which will govern the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of notes.

     We will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Change of Control occurs and we are required to purchase notes as described above, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SUBORDINATION

     The indebtedness evidenced by the notes will be subordinated in right of payment, to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness (including Indebtedness under the Credit Facility). The notes will be unsecured senior subordinated indebtedness of the company ranking senior in right of payment to all existing and future Subordinated Indebtedness of the company. The Credit Facility provides that the subordination provisions of the notes may not be modified or amended without the prior written consent of the lenders under the Credit Facility. The notes will rank equal to right of payment to the $150 million in aggregate principal amount of 9 3/8% senior subordinated notes issued by the company in 1999.

     The Indenture will provide that in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the company or its assets, (b) any liquidation, dissolution or other winding-up of the company, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or other marshaling of assets or liabilities of the company, all Senior Indebtedness (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy regardless of whether such interest is an allowed claim in the bankruptcy proceeding) must be paid in full in cash before any direct or indirect payment (other than payments from trusts previously created pursuant to the provisions described under "-- Legal Defeasance or Covenant Defeasance of Indenture") by or on behalf of the company of any kind or character (excluding Permitted Junior Securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the notes.

     During the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness, when the same becomes due, and after receipt by the Trustee and the company from representatives of holders of such Senior Indebtedness of written notice of such default, no direct or indirect payment (other than payments from trusts previously created pursuant to the provisions described under "-- Legal Defeasance or Covenant Defeasance of Indenture") by or on behalf of the company of any kind or character (excluding Permitted Junior Securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the notes unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been paid in full in cash or indefeasibly discharged, after which the company shall promptly resume making any and all required payments in respect of the notes, including any missed payments.

     In addition, during the continuance of any other default with respect to any Designated Senior Indebtedness that permits, or would permit with the passage of time or the giving of notice or both, the maturity thereof to be accelerated (a "Non-payment Default") and upon the earlier to occur of (a) receipt by the Trustee and the company from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the maturity of the notes, the date of such acceleration, no direct or indirect payment (other than payments from trusts previously created pursuant to the provisions described under "-- Legal Defeasance or Covenant Defeasance of Indenture") of any kind or character (excluding Permitted Junior Securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption, or other acquisition of, the notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Trustee and the company from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events: (i) 179 days have elapsed since the receipt of such notice or the date of the acceleration referred to in clause (b) of the preceding paragraph (provided the maturity of such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is paid in full in cash or indefeasibly discharged, or (iii) such Payment Blockage Period has been terminated by written notice to the company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the company shall promptly resume making any and all required payments in respect of the notes, including any missed payments. Only one Payment Blockage Period with respect to the notes may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period, and there must be a 181 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect.

     If we fail to make any payment on the notes when due on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the notes to accelerate the maturity thereof. See "-- Events of Default."

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and funds which would be otherwise payable to the holders of the notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and we may be unable to meet its obligations fully with respect to the notes.

     On a pro forma basis after giving effect to the sale of the notes offered hereby and the application of the estimated net proceeds, the company and the Guarantors would have had, without duplication, $1.9 million of Senior Indebtedness and Guarantor Senior Indebtedness (as defined) outstanding as of March 31, 2001. The Indenture will limit, but not prohibit, the incurrence by the company of additional Indebtedness which is senior to the notes and will prohibit the incurrence by the company of Indebtedness which is subordinated in right of payment to any other Indebtedness of the company and senior in right of payment to the notes. As of March 31, 2001, after giving effect to this offering and our new credit facility, approximately $144.7 million would have been available for additional borrowing under our new credit facility.

     "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Facility and (ii) any other Senior Indebtedness which (a) at the time of the determination is equal to or greater than $25 million in aggregate principal amount and (b) is specifically designated by the company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

     "Permitted Junior Securities" means Capital Stock of the company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to at least the same extent as the notes are subordinated to Senior Indebtedness.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, (x) "Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of the company from time to time owed to the lenders under the Credit Facility, including, without limitation, principal of and interest on, and all fees, indemnities and expenses payable under, the Credit Facility, and (y) in the case of Designated Senior Indebtedness, "Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause
(vii) or (viii) under "-- Events of Default" relating to the company, whether or not the claim for such interest is allowed under any applicable Bankruptcy Code. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a)

Indebtedness evidenced by the notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the company, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) to the extent it constitutes Indebtedness, any liability for federal, state, local or other taxes owed or owing by the company,
(f) Indebtedness of the company to a Subsidiary of the company or any other Affiliate of the company or any of such Affiliate's Subsidiaries, and (g) that portion of any Indebtedness which is incurred by the company in violation of the Indenture.

GUARANTEES

     Each of our Subsidiaries (each, a "Guarantor") will fully and unconditionally guarantee, on a senior subordinated basis, jointly and severally, to each holder of notes and the Trustee, the full and prompt performance of the company's obligations under the Indenture and the notes, including the payment of principal of and interest on the notes. The Guarantees will be subordinated to Guarantor Senior Indebtedness on the same basis as the notes are subordinated to Senior Indebtedness.

     The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors -- Fraudulent Transfer Considerations."

     Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the company or another Guarantor without limitation, or with other persons upon the terms and conditions set forth in the Indenture. See "-- Consolidation, Merger, Sale of Assets, Etc." In the event all or substantially all of the assets or the Capital Stock of a Guarantor is sold and the sale complies with the provisions set forth in "-- Material Covenants -- Limitation on Disposition of Proceeds of Asset Sales" or the Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then the Guarantor's Guarantee will be automatically and unconditionally discharged and released.

     "Guarantor Senior Indebtedness" of a Guarantor means the principal of, premium, if any, and interest on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to such Guarantor's Guarantee. Without limiting the generality of the foregoing, (x) "Guarantor Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of such Guarantor from time to time owed to the lenders under the Credit Facility, including, without limitation, principal of and interest on, and all fees, indemnities and expenses payable under, the Credit Facility, and (y) in the case of amounts owing under the Credit Facility and guarantees of Designated Senior Indebtedness, "Guarantor Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause (vii) or (viii) under "-- Events of Default" relating to such Guarantor, whether or not the claim for such interest is allowed under any applicable Bankruptcy Code. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the notes or the Guarantees, (b) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to such Guarantor, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) to the extent it constitutes Indebtedness, any liability for federal, state, local or other taxes owed or owing by such Guarantor, (f) Indebtedness of such Guarantor to the company or a Subsidiary of the company or any other Affiliate of the company or any of such Affiliate's Subsidiaries, and (g) that portion of any Indebtedness which is incurred by such Guarantor in violation of the Indenture.

     We are structured as a holding company and substantially all of our assets are held and substantially all of our operations are conducted by our subsidiaries. There are currently no significant restrictions on our ability to obtain funds from our subsidiaries by dividend or loan. Separate financial statements of the Guarantors are not included herein because the Guarantors will be jointly and severally liable with respect to the company's obligations pursuant to the notes, and the aggregate net assets, earnings and equity of the Guarantors and the company are substantially equivalent to the net assets, earnings and equity of the company on a consolidated basis.

MATERIAL COVENANTS

     Limitation on Indebtedness. Our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness; provided, however, that the company and any Guarantor will be permitted to incur Indebtedness (including Acquired Indebtedness), if (A) the Consolidated Fixed Charge Coverage Ratio of the company is at least 2.0 to 1 and
(B) no Default or Event of Default would occur or be continuing. As of March 31, 2001, after giving proforma effect to this offering, the Consolidated Fixed Charge Coverage Ratio of our company would be 4.4.

     Limitation on Restricted Payments. Our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the company or any of its Restricted Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock of the company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the company or any Restricted Subsidiary),

         (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the company or any of its Restricted Subsidiaries or any options, warrants or other rights to purchase any such Capital Stock (other than any such securities owned by the company or a Restricted Subsidiary),

         (c) make any principal payment on, or purchase, defease, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Subordinated Indebtedness owed to the company or a Restricted Subsidiary), or

         (d) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) after giving pro forma effect to such Restricted Payment, the company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the "Limitation on Indebtedness" covenant described above and
(C) the aggregate amount of all Restricted Payments declared or made from January 28, 1999 would not exceed the sum of:

         (1) 50% of the aggregate Consolidated Net Income of the company accrued on a cumulative basis during the period beginning on January 1, 1999 and ending on the last day of the fiscal quarter of the company ending immediately prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the company for such period shall be a loss, minus 100% of such loss);

         (2) the aggregate net cash proceeds received by the company as capital contributions to the company after January 28, 1999 and which constitute shareholders' equity of the company in accordance with GAAP;

         (3) the aggregate net cash proceeds received by the company from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock) of the company to any person (other than to a Subsidiary of the company) after January 28, 1999;

         (4) the aggregate net cash proceeds received by the company from any person (other than a Subsidiary of the company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the company after January 28, 1999;

         (5) the aggregate net cash proceeds received after January 28, 1999 by the company from any person (other than a Subsidiary of the company) for debt securities that have been converted into or exchanged for Capital Stock of the company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for cash, plus the aggregate amount of cash received by the company (other than from a Subsidiary of the company) at the time of such conversion or exchange;

         (6) to the extent not otherwise included in the company's Consolidated Net Income, in the case of the disposition or repayment of any Investment constituting a Restricted Payment after January 28, 1999, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment;

         (7) so long as the Designation thereof was treated as a Restricted Payment made after January 28, 1999, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after January 28, 1999 in accordance with "-- Limitation on Designations of Unrestricted Subsidiaries" below, the Fair Market Value of the company's interest in such Subsidiary at the time of such redesignation; provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation; and

         (8) $10 million.

     For purposes of the preceding clause (C)(4), the value of the aggregate net proceeds received by the company upon the issuance of Capital Stock upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such options, warrants or rights plus the incremental amount received by the company upon the exercise thereof. As of March 31, 2001, under the preceding clause (C), we had approximately $35.1 million available for future Restricted Payments, including amounts available under clause (8) above.

     None of the foregoing provisions will prohibit, so long as, in the case of clause (v) below, there is no Default or Event of Default continuing, (i) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this covenant; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the company in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, other shares of Capital Stock of the company (other than Redeemable Capital Stock) to any person (other than to a Subsidiary of the company); provided, however, that such net cash proceeds are excluded from clause (C) of the first paragraph of this covenant; (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the company in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, (1) Capital Stock (other than Redeemable Capital Stock) of the company to any person (other than to a Subsidiary of the company); provided, however, that any such net cash proceeds are excluded from clause (C) of the first paragraph of this covenant; or (2) other Subordinated Indebtedness of the company which (w) has no scheduled principal payment prior to the 91st day after the Maturity Date, (x) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes and (y) is subordinated to the notes to at least the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) payments to purchase Capital Stock of the company from management or employees of the company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause (iv) not to exceed $3 million in any fiscal year of the company; (v) payments relating to Permitted Founder Stock Repurchases so long as the Consolidated Fixed Charge Coverage Ratio of the company is at least 3.0 to 1; (vi) cash payments in lieu of fractional shares issuable as dividends on preferred securities of the company or any of its Restricted Subsidiaries, in aggregate amounts under this clause (vi) not to exceed $20,000 in any fiscal year of the company; (vii) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; and (viii) the payment of the redemption price of rights issued pursuant to any shareholders' rights plan not in excess of $0.05 per right and not in excess of $1,000,000 in the aggregate. Any payments made pursuant to clause (i) of this paragraph shall be taken into account in calculating the amount of Restricted Payments made from and after January 28, 1999.

     In computing Consolidated Net Income of the company under clause (C)(1) of the first paragraph of this covenant, (1) the company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the company for the remaining portion of such period and (2) the company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the company that are available on the date of determination. If the company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the company's financial statements affecting Consolidated Net Income of the company for any period.

     Limitation on Liens. Our company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind securing Indebtedness upon any of its property or assets, or any proceeds therefrom, unless the notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the notes to the same extent such Subordinated Indebtedness is subordinate to the notes), except for (a) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness; (b) Liens securing the notes; (c) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien (other than a Lien in favor of the company or a Restricted Subsidiary) permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (d) Permitted Liens.

     Disposition of Proceeds of Asset Sales. Our company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (a) the company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of the consideration in such Asset Sale, plus all other Asset Sales since January 28, 1999 on a cumulative basis, consists of cash or Cash Equivalents; provided, however, that the amount of any Indebtedness (as shown on the most recent balance sheet of the company or such Restricted Subsidiary) of the company or such Restricted Subsidiary that is assumed by the transferee of such assets as a result of which the company and its Restricted Subsidiaries are no longer liable thereon, and any securities, notes or other obligations received by the company or such Restricted Subsidiary from such transferee that are converted within 60 days into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash for the purposes of this provision. To the extent that the Net Cash Proceeds, or portion thereof, of any Asset Sale are not applied to repay, and permanently reduce the commitments under Senior Indebtedness or Guarantor Senior Indebtedness in accordance with the terms thereof, the company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds, or portion thereof, from such Asset Sale, within 360 days of such Asset Sale, to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that (as determined in good faith by the Board of Directors of the company or the Restricted Subsidiary, as the case may
be) are used or useful in the business of the company and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a person, the principal portion of whose assets consist of such property or assets ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that has occurred on or after January 28, 1999, that are neither used to repay, and permanently reduce the commitments under, Senior Indebtedness or Guarantor Senior Indebtedness in accordance with the terms thereof nor invested in Replacement Assets within such 360-day period will constitute "Excess Proceeds" subject to disposition as provided below. As of March 31, 2001, we have no Excess Proceeds.

     When the aggregate amount of Excess Proceeds equals or exceeds $10 million, the company shall make an offer to purchase, from all holders of the notes and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of notes and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:

         (i) (A) We shall make an offer to purchase (an "Asset Sale Offer") from all holders of the notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the "Asset Sale Offer Amount") equal to the product of such Excess Proceeds, multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all notes tendered), and (B) to the extent required by such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the company shall make an offer to purchase Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Asset Sale Offer Amount;

         (ii) The offer price for the notes shall be payable in cash in an amount equal to 100% of the principal amount of the notes tendered pursuant to an Asset Sale Offer, plus accrued and unpaid interest, if any, to the date such Asset Sale Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting an "Asset Sale Deficiency"), the company may use such Asset Sale Deficiency for general corporate purposes, subject to the limitations described above under the caption "-- Limitation on Restricted Payments;" and

         (iii) If the aggregate Offered Price of notes validly tendered and not withdrawn by holders thereof exceeds the Asset Sale Offer Amount, notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

     Our company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the company is required to purchase notes as described above, and any violation of the provisions of the Indenture relating to such Asset Sale Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

     Limitation on Issuances and Sales of Restricted Subsidiary Stock. Our company (i) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the company and/or one or more Restricted Subsidiaries) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (1) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture, or (2) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

     Limitation on Transactions with Affiliates. Our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates, except (a) on terms that are no less favorable to the company or such Restricted Subsidiary, as the case may be, than those which could have been obtained at the time in a comparable transaction or series of related transactions from persons who are not Affiliates of the company, (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $5 million, the company shall have delivered an officers' certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a) and have been approved by the Board of Directors of the company, and (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $10 million, the officers' certificate referred to in clause (b) above also includes a certification that such transaction or transactions have been approved by a majority of the Disinterested Members of the Board of Directors of the company or, in the event there are no such Disinterested Members of the Board of Directors, that the company has obtained a written opinion from an independent nationally recognized investment banking firm, accounting firm or appraisal firm, in each case specializing or having a specialty in the type and subject matter of the transaction or series of transactions at issue, which opinion shall be to the effect set forth in clause (a) above or shall state that such transaction or series of related transactions is fair from a financial point of view to the company or such Restricted Subsidiary.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions between or among the company and its Restricted Subsidiaries, (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the company or any Restricted Subsidiary entered into in the ordinary course of business, (iii) any dividends made in compliance with "-- Limitation on Restricted Payments" above,
(iv) loans and advances to officers, directors and employees of the company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 outstanding at any one time, (v) transactions pursuant to agreements in effect on January 28, 1999, (vi) written agreements entered into or assumed in connection with acquisitions of other businesses with persons who were not Affiliates prior to such transactions, or
(vii) leases of property or equipment entered into in the ordinary course of business on terms that are substantially similar to those which could have been obtained at the time in a comparable transaction with non-Affiliates.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the company or any other Restricted Subsidiary, (c) make loans or advances to the company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law or any applicable rule, regulation or order, (ii) customary nonassignment provisions of any contract or any lease governing a leasehold interest of the company or any Restricted Subsidiary, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture (including purchase money Liens permitted under the Indenture), (iv) any agreement or other instrument of a person acquired by the company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (v) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold), (vi) any agreement in effect on January 28, 1999, (vii) the Indenture and the Guarantees, and (viii) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided that the terms and conditions of any such agreement are not materially less favorable to the holders of the notes with respect to such encumbrances or restrictions than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

     Limitation on Designations of Unrestricted Subsidiaries. Our company may designate after the Issue Date any Restricted Subsidiary as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

         (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

         (ii) the company would be permitted to make an Investment (other than a Permitted Investment covered by clause (x) of the definition thereof) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the company's interest in such Subsidiary on such date; and

         (iii) the company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "-- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

     Our ability to designate a Subsidiary as an Unrestricted Subsidiary allows us to more freely pursue additional financing for future projects. To the extent we participate in projects that require financing in addition to the notes, we may need the ability to create Subsidiaries that can pursue the project financing without being subject to the restrictions of the indenture and the obligations under the guarantees. A Subsidiary that is not subject to the restrictions of the indenture and the guarantees may be able to procure project financing more easily than a Subsidiary that has guaranteed the notes.

     We shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final Stated Maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

     Our company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

         (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

         (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the company delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on the Issuance of Subordinated Indebtedness. Our company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is expressly subordinate or junior in right of payment to any other Indebtedness of the company or such Guarantor and senior in right of payment to the notes or the Guarantee of such Guarantor, as the case may be.

     Additional Subsidiary Guarantees. If the company or any of its Restricted Subsidiaries acquires, creates or designates another Restricted Subsidiary organized under the laws of the United States or any possession or territory thereof, any State of the United States or the District of Columbia, then such newly acquired, created or designated Restricted Subsidiary shall, within 30 days after the date of its acquisition, creation or designation, whichever is later, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee (on a senior subordinated basis) all of the company's obligations under the notes and the Indenture on the terms set forth in the Indenture; provided, that such Restricted Subsidiary shall not be obligated to become a Guarantor in the manner set forth above if such Restricted Subsidiary is not, either individually or when considered in the aggregate with all other Restricted Subsidiaries that are not Guarantors, a Significant Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. The Indenture will also provide that any Restricted Subsidiary that is not a Guarantor shall become a Guarantor in the manner provided above within 30 days of such time as it becomes, either individually or when considered in the aggregate with all other Restricted Subsidiaries that are not Guarantors, a

Significant Subsidiary. Our company at its option may also cause any other Restricted Subsidiary to so become a Guarantor.

     Reporting Requirements. For so long as the notes are outstanding, whether or not the company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the company would have been required so to file such documents if the company were so subject. Our company shall also in any event within 15 days after each Required Filing Date (whether or not permitted or required to be filed with the SEC) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the company would be required to file with the SEC if the notes were then registered under the Exchange Act and to make such information available to holders of notes upon request. In addition, if the company is not subject to the reporting requirements of the Exchange Act, for so long as any notes remain outstanding, the company will furnish to the holders of notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     The Indenture will provide that the company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, and the company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the company and its Restricted Subsidiaries, on a consolidated basis, to any other person or persons, unless at the time and after giving effect thereto (a) either
(i) if the transaction or series of transactions is a merger or consolidation, the company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the company or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the company or such Restricted Subsidiary, as the case may be, are disposed of (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the company under the notes, the Indenture and the registration rights agreement, and in each case, the Indenture, the notes and the registration rights agreement shall remain in full force and effect; (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and (c) except in the case of any merger of the company with any Restricted Subsidiary or any merger of Guarantors (and, in each case, no other persons), the company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis on the assumption that the transaction or transactions had occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to such transaction or transactions being included in such pro forma calculation, could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the "Limitation of Indebtedness" covenant described above (assuming a market rate of interest with respect to such additional Indebtedness).

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease, assignment or other disposition contemplated hereby, the company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

     Upon any such consolidation, merger, or any sale, assignment, conveyance, transfer, lease or other disposition in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the company under the notes, the Indenture and/or the registration rights agreement, as the case may be, with the same effect as if such successor had been named as the company in the notes, the Indenture and/or the registration rights agreement, as the case may be, and, except in the case of a lease, the company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.

     The Indenture will provide that for all purposes of the Indenture and the notes (including the provision of this covenant and the covenants described in "-- Material Covenants -- Limitation on Indebtedness," "-- Limitation on Restricted Payments," and "-- Limitation on Liens"), Subsidiaries of any surviving person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated Unrestricted Subsidiaries pursuant to and in accordance with "-- Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the company and the Restricted Subsidiaries in existence immediately after such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

EVENTS OF DEFAULT

     The following will be "Events of Default" under the Indenture:

         (i) default in the payment of the principal of or premium, if any, when due and payable, on any of the notes (at Stated Maturity, upon optional redemption, required purchase or otherwise); or

         (ii) default in the payment of an installment of interest on any of the notes, when due and payable, for 30 days; or

         (iii) default in the performance, or breach, of any covenant or agreement of the company under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (i), (ii) or (iv)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the company by the Trustee or (y) to the company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; or

         (iv) (a) there shall be a default in the performance or breach of the provisions of "-- Consolidation, Merger and Sale of Assets, Etc."; (b) the company shall have failed to make or consummate an Asset Sale Offer in accordance with the provisions of the Indenture described under "-- Material Covenants -- Dispositions of Proceeds of Asset Sales"; or (c) the company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of the Indenture described under "-- Change of Control"; or

         (v) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $10 million, individually or in the aggregate, and (a) such default or defaults include a failure to make a payment of principal, (b) such Indebtedness is already due and payable in full or (c) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

         (vi) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10 million, either individually or in the aggregate (net of applicable insurance coverage which is acknowledged in writing by the insurer or which has been determined to be applicable by a final nonappealable determination by a court of competent jurisdiction), shall be entered against the company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

         (vii) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (B) adjudging the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (viii) the institution by the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to the entry of a decree or order for relief in respect of the company or such Significant Subsidiary or group of Restricted Subsidiaries in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the company or such Significant Subsidiary or group of Restricted Subsidiaries, or the filing by the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the company or any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in furtherance of any such action; or

         (ix) any of the Guarantees of any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Guarantors denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than those covered by clause (vii) or (viii) above) shall occur and be continuing, the Trustee, by notice to the company, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the Trustee and the company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding notes due and payable immediately, upon which declaration, all amounts payable in respect of the notes shall be due and payable. If an Event of Default specified in clause (vii) or (viii) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to the company and the Trustee, may rescind such declaration if: (a) the company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all notes, (iii) the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the notes that has become due solely by such declaration of acceleration, have been cured or waived.

     No holder of any of the notes will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the notes and the Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations will not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note. These limitations would also not affect a noteholder's ability to enforce the provisions of the guarantee on or after the respective due dates expressed in a note.

     During the existence of an Event of Default, the Trustee will be required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indenture will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any notes, the Trustee may withhold the notice to the holders of such notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the note holders.

     The Indenture will require the company to furnish to the Trustee annual and quarterly statements as to the performance by the company of its obligations under the Indenture and as to any default in such performance. Our company also will be required to notify the Trustee within five business days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

NO LIABILITY FOR CERTAIN PERSONS

     No director, officer, employee or stockholder of the company, nor any director, officer or employee of any Guarantor, as such, will have any liability for any obligations of the company or any Guarantor under the notes, the Guarantees or the Indenture based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     Our company may, at its option and at any time, terminate the obligations of the company and the Guarantors with respect to the outstanding notes ("legal defeasance") to the extent set forth below. Such legal defeasance means that the company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for (i) the rights of holders of outstanding notes to receive solely from the trust fund described below payment in respect of the principal of, premium, if any, and interest on such notes when such payments are due, (ii) the company's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes and maintain an office or agency for payments in respect of the notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the legal defeasance provisions of the Indenture. In addition, the company may, at its option and at any time, elect to terminate the obligations of the company and the Guarantors with respect to certain covenants that are set forth in the Indenture, some of which are described under "-- Material Covenants" above, and any subsequent failure to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance").

     In order to exercise either legal defeasance or covenant defeasance, (i) the company or any Guarantor must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity (except lost, stolen or destroyed notes which have been replaced or paid); (ii) the company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default relating to the borrowing of funds to be applied to such deposit); (iv) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the company; (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the company is a party or by which it is bound; (vi) the company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the company with the intent of preferring the holders of the notes over the other creditors of the company with the intent of hindering, delaying or defrauding creditors of the company or others; (viii) no event or condition shall exist that would prevent the company from making payments of the principal of, premium, if any, and interest on the notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (ix) the company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

     Our company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when: (i) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or repaid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the company and thereafter repaid to the company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed notes which have been replaced or paid) have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the company, and the company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit (in the case of notes which have become due and payable) or to the Stated Maturity or date for redemption, as the case may be, together with irrevocable instructions from the company directing the Trustee to apply such funds to the payment thereof at Stated Maturity or redemption, as the case may be; (ii) the company or the Guarantors have paid all other sums payable under the Indenture by the company or the Guarantors; and (iii) the company has delivered to the Trustee an officers' certificate and an opinion of counsel which, taken together, state that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     From time to time, the company and the Guarantors, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any outstanding notes, amend or modify the Indenture or the notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, as long as any such change does not adversely affect the rights of any holder of notes. Other amendments and modifications of the Indenture or the notes may be made by the company, the Guarantors and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any note or alter the redemption provisions of the notes, (ii) reduce the principal amount of (or the premium, if any, on), or interest on, any notes, (iii) change the currency in which any notes or any premium or the interest thereon is payable, (iv) reduce the above-stated percentage in principal amount of outstanding notes that must consent to an amendment or modification of the Indenture or the notes, (v) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Guarantees,
(vi) reduce the percentage in aggregate principal amount of outstanding notes necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults under the Indenture, (vii) amend or modify the obligation of the company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate the Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto, (viii) to modify or amend any provision of the Indenture relating to the Guarantees in a manner adverse to the holders of the notes or (ix) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the notes or any Guarantee in a manner which adversely affects the note holders.

     The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all the notes waive (i) compliance by the company with certain restrictive provisions of the Indenture and (ii) any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each note outstanding.

FURTHER ISSUES

     We may from time to time, without notice to or the consent of the holders of the notes, create and issue further notes ranking equally and ratably with the notes we are offering hereby in all respects, so that such further notes shall be consolidated and form a single series with the notes and shall have the same terms as to status, redemption or otherwise as the notes.

THE TRUSTEE

     The Indenture will provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein will contain limitations on the rights of the Trustee thereunder, should it become a creditor of the company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Indenture will permit the Trustee to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

     State Street Bank and Trust Company, Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, will be the Trustee under the Indenture. State Street is also the trustee under the Indenture governing our $150 million principal amount of 9 3/8% senior subordinated notes due 2009 that we issued in 1999.

GOVERNING LAW

     The Indenture and the notes will be governed by the laws of the State of New York.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes or is merged into a Subsidiary of any other person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% of more of the Voting Stock of a person shall be deemed to be control.

     "Asset Acquisition" means (a) an Investment by or company or any Restricted Subsidiary in any other person pursuant to which such person shall become a Restricted Subsidiary, or shall be merged with or into the company or any Restricted Subsidiary, or (b) the acquisition by the company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or, other than in the ordinary course of business, any other properties or assets of such person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the company or any Restricted Subsidiary to any person other than the company or a Restricted Subsidiary, of (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the company or any Restricted Subsidiary; or (c) any other properties or assets of the company or any Restricted Subsidiary outside of the ordinary course of business, other than (i) sales of obsolete, damaged or used equipment or other equipment or inventory sales in the ordinary course of business, (ii) sales of assets in one or a series of related transactions for an aggregate consideration of less than $2 million and (iii) sales of accounts receivable for financing purposes. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "-- Consolidation, Merger, Sale of Assets, Etc.," (ii) a Restricted Payment that is permitted by the covenant described under "-- Material Covenants -- Limitation on Restricted Payments," or
(iii) the trade or exchange by the company or any Restricted Subsidiary of any property or assets owned or held by the company or such Restricted Subsidiary for any property or assets owned or held by another person, provided that the Fair Market Value of the properties traded or exchanged by the company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties (together with any cash or Cash Equivalents) to be received by the company or such Restricted Subsidiary, and provided further that any such cash or Cash Equivalents shall be deemed to constitute Net Cash Proceeds of an Asset Sale for purposes of the covenant described under "Material Covenants -- Disposition of Proceeds of Asset Sales."

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (and any portion thereof) from such date of such determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness, and (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) commercial paper, maturing not more than one year from the date of issue, rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the specifications of clause (c) above, and (e) investments in funds investing primarily in investments of the types described in clauses (a) through (d) above.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the company; (b) the company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the company is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the company then in office; or (d) the company is liquidated or dissolved or adopts a plan of liquidation.

     "Common Stock" means the common stock of the company, par value $0.01 per share, and the company's Restricted Voting Common Stock, par value $0.01 per share.

     "Consolidated Cash Flow Available for Fixed Charges" as of any date of determination means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense, and (d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses).

     "Consolidated Fixed Charge Coverage Ratio" as of any date of determination means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. For purposes of making the computation referred to above, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated giving pro forma effect (in a manner consistent with Rule 11-02 of Regulation S-X) to the following events (without duplication): (i) any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of the Four Quarter Period (including giving effect to (A) the amount of any reduction in expenses related to any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any such Asset Sale or Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the entity involved in any such Asset Sale or Asset Acquisition), (ii) the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred at the beginning of the Four Quarter Period, (iii) the incurrence, repayment or retirement of any other Indebtedness by the company and its Restricted Subsidiaries since the first day of the Four Quarter Period and prior to the date of making this calculation as if such Indebtedness or obligations were incurred, repaid or retired at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period), (iv) elimination of Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, but, with respect to Consolidated Fixed Charges, only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the referent person or any of its Restricted Subsidiaries following the Transaction Date. In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio, (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period. If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above provisions shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense, and (ii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock or Preferred Stock of such person and its Restricted Subsidiaries on a consolidated basis.

     "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and capitalized debt issuance costs, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) the portion of net income of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (v) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders and (vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

     "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charges constituting an extraordinary item or loss).

     "Credit Facility" means the Credit Agreement, dated as of May 22, 2001, among our company, The Chase Manhattan Bank, as Administrative Agent and the banks named therein (which replaces the Credit Agreement dated as of July 30, 1998 among the company, NationsBank, N.A., as the Agent, and the banks named therein), including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, extended, renewed, refunded, substituted or replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, creditor, lender or group of creditors or lenders.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Member of the Board of Directors of the company" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is an Affiliate, or an officer, director or an employee of any person (other than the company) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions (in each case other than an interest arising solely from the beneficial ownership of Capital Stock of the company).

     "Event of Default" has the meaning set forth under "-- Events of Default" herein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the company in good faith.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are in effect from time to time.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person. When used as a verb, "guarantee" shall have a corresponding meaning.

     "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of such person prepared in accordance with GAAP,
(b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of such person prepared in accordance with GAAP, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding consignments and trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person,
(g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, and (h) all Interest Rate Protection Obligations of such person; provided, however, that Indebtedness shall not include (i) Indebtedness arising from agreements of the company or any Restricted Subsidiary providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, or (ii) obligations under performance bonds, performance guarantees, surety bonds, appeal bonds, security deposits or similar obligations. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be approved in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock.

     "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such person's exposure to fluctuations in interest rates.

     "Interest Rate Protection Obligations" means the net obligations of any person pursuant to any Interest Rate Protection Agreements.

     "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person, provided that the term "Investment" shall not include (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (b) Interest Rate Protection Obligations entered into in the ordinary course of business.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity Date" means February 1, 2009.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof received by the company or any Restricted Subsidiary in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers' fees) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, (iv) payments made to permanently retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, and (v) appropriate amounts to be provided by the company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Pari Passu Indebtedness" means any Indebtedness of the company that is pari passu in right of payment to the notes.

     "Permitted Founder Stock Repurchases" means one or more repurchases by the company, for an aggregate purchase price not to exceed $10 million since January 29, 1999, of shares of Common Stock owned by former owners of Subsidiaries of the company, that were, as of the date of acquisition of such stock by such persons, subject to contractual agreements with the company restricting their resale.

     "Permitted Indebtedness" means, without duplication:

              (a) Indebtedness of the company and the Guarantors evidenced by the outstanding notes issued on the Issue Date, the new notes issued in exchange for those notes and the Guarantees thereof;

              (b) Indebtedness of the company and any Guarantor under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $250 million, less any amounts permanently repaid in accordance with the covenant described under "-- Material Covenants -- Disposition of Proceeds of Asset Sales";

              (c) Indebtedness of the company or any Guarantor outstanding as of the Issue Date after giving effect to the application of the proceeds of this offering as contemplated by this offering memorandum;

              (d) Indebtedness of the company or any Restricted Subsidiary incurred in respect of bankers' acceptances and letters of credit in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the company or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), in an aggregate amount not to exceed $15 million at any time, but excluding letters of credit issued in respect of or to secure money borrowed;

              (e) (i) Interest Rate Protection Obligations of the company or a Guarantor covering Indebtedness of the company or a Guarantor and (ii) Interest Rate Protection Obligations of any Restricted Subsidiary covering Permitted Indebtedness or Acquired Indebtedness of such Restricted Subsidiary; provided that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations correspond bears interest at fluctuating interest rates and is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations that exceeds 105% of the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate shall not constitute Permitted Indebtedness;

              (f) Indebtedness of a Restricted Subsidiary owed to and held by the company or another Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the company or a Restricted Subsidiary (other than to the company or another Restricted Subsidiary), (ii) the sale, transfer or other disposition by the company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary which is owed Indebtedness of another Restricted Subsidiary such that it shall no longer be a Restricted Subsidiary and (iii) the designation of a Restricted Subsidiary which is owed Indebtedness of another Restricted Subsidiary as an Unrestricted Subsidiary shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of the Indenture;

              (g) Indebtedness of the company owed to and held by a Restricted Subsidiary which is unsecured and expressly subordinated in right of payment to the payment and performance of the obligations of the company under the Indenture and the notes, except that (i) any transfer of such Indebtedness by a Restricted Subsidiary (other than to another Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary which is owed Indebtedness of the company such that it shall no longer be a Restricted Subsidiary and (iii) the designation of a Restricted Subsidiary which is owed Indebtedness of the company shall, in each case, be an incurrence of Indebtedness by the company, subject to the other provisions of the Indenture;

              (h) Indebtedness of the company or any Guarantor represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the company or such Guarantor, in an aggregate principal amount not to exceed $25 million at any time outstanding;

              (i) Subordinated Indebtedness of the company, in an aggregate principal amount not to exceed $10 million at any time outstanding, that is convertible into Common Stock and issued in connection with an Asset Acquisition of a business engaged in the provision of electrical contracting and maintenance services to the commercial, industrial, power line and data cabling markets and any other businesses reasonably related thereto;

              (j) Indebtedness of the company, in addition to that described in clauses (a) through (i) of this definition, in an aggregate principal amount not to exceed $30 million at any time outstanding;

              (k) (i) Indebtedness of the company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the company or any of the Guarantors incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the proviso of the "Limitation on Indebtedness" covenant or clause
         (a), (c) or (k) of this definition and (ii) Indebtedness of any Guarantor the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Guarantor incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the proviso of the "Limitation on Indebtedness" covenant or clause (c) or (k) of this definition; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause
         (k) (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premiums and fees required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness, and (y) any Indebtedness incurred pursuant to this clause (k) (A) has no scheduled principal payment prior to the 91st day after the Maturity Date, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes and (C) is subordinated to the notes or the Guarantees, as the case may be, at least to the same extent that the Indebtedness being refinanced is subordinated to the notes or the Guarantees, as the case may be;

              (l) Indebtedness of any Restricted Subsidiary that constitutes Acquired Indebtedness not incurred in contemplation of the acquisition of such Restricted Subsidiary; provided that such Indebtedness is repaid within 90 days following the consummation of the Asset Acquisition in which the company acquired such Restricted Subsidiary; and

              (m) Guarantees by the company or guarantees by a Guarantor of Indebtedness that was permitted to be incurred under the Indenture.

     For purposes of determining compliance with the "Limitation on Indebtedness" covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the clauses of the preceding paragraph, the company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one such clause, and (B) the amount of Indebtedness issued at a price that is either less or greater than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

     "Permitted Investments" means any of the following: (i) Investments in the company or in a Restricted Subsidiary; (ii) Investments in another person, if as a result of such Investment (A) such other person becomes a Restricted Subsidiary or (B) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the company or a Restricted Subsidiary; (iii) Investments representing Capital Stock or obligations issued to the company or any of its Restricted Subsidiaries in settlement of debts created in the ordinary course of business or claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of the company or such Restricted Subsidiary or in satisfaction of judgments; (iv) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the company or its Restricted Subsidiaries to hedge against fluctuations in interest rates on its outstanding Indebtedness; (v) Investments in the notes; (vi) Investments in Cash Equivalents; (vii) Investments acquired by the company or any Restricted Subsidiary in connection with an Asset Sale permitted under "-- Material Covenants -- Disposition of Proceeds of Asset Sales" to the extent such Investments are non-cash proceeds as permitted under such covenant; (viii) any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the company; (ix) any loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements (including for the purchase of Capital Stock by such employees), in each case as approved by the Board of Directors of the company in its good faith judgment, not to exceed $1 million at any one time outstanding; and (x) other Investments not to exceed $5 million at any time outstanding.

     "Permitted Liens" means the following types of Liens:

              (a) any Lien existing as of the date of the Indenture;

              (b) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the company or any Restricted Subsidiary, if such

         Lien does not attach to any property or assets of the company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence;

              (c) Liens in favor of the company or a Restricted Subsidiary;

              (d) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

              (e) Liens for taxes, assessments or governmental charges or claims, to the extent any such changes or claims constitute Indebtedness, either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

              (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, old age pension or public liability obligations;

              (g) Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (h) under the definition of Permitted Indebtedness covering only the assets acquired with such indebtedness;

              (h) Liens securing Interest Rate Protection Obligations permitted to be entered into pursuant to the debt incurrence covenant;

              (i) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

              (j) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the company or any Subsidiary on deposit with or in possession of such bank; and

              (k) Liens not otherwise permitted by clauses (a) through (j) that are incurred in the ordinary course of business of the company or any Restricted Subsidiary with respect to Indebtedness that does not exceed $5 million at any one time outstanding.

     "person" means any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock," as applied to any person, means Capital Stock of any class or series (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class or series of such person.

     "Qualified Equity Offering" means (i) any public sale of Common Stock of the company pursuant to a registration statement filed with the SEC in accordance with the Securities Act (other than any public offerings with respect to the company's Common Stock registered on Form S-8 or Form S-4) or (ii) any private placement for aggregate proceeds of at least $25 million to a third party of Common Stock or Capital Stock (other than Redeemable Capital Stock) that is convertible into Common Stock.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the 91st day after the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the 91st day after the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the 91st day after the Maturity Date;

provided that Capital Stock will not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale.

     "Restricted Subsidiary" means any Subsidiary of the company that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means, with respect to the company, Indebtedness of the company which is expressly subordinated in right of payment to the notes.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     "Unrestricted Subsidiary" means (i) each Subsidiary of the company designated as such pursuant to and in compliance with the covenant described under "-- Material Covenants -- Limitation on Designations of Unrestricted Subsidiaries" and (ii) each Subsidiary of any Subsidiary described in clause (i) of this definition.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency), and, with respect to the company, shall be deemed to include the Common Stock.

BOOK-ENTRY; DELIVERY AND FORM

     The new notes will be issued in the form of one or more global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global securities directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

     Notes that are issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of notes in definitive form, such notes will, unless the global securities have previously been exchanged for notes in definitive form, be exchanged for an interest in the global securities representing the aggregate principal amount of notes being transferred.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is:

     o a limited purpose trust company organized under the laws of the State of New York;

     o   a "banking organization" within the meaning of the New York Banking
         Law;

     o   a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     o a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. Participants in DTC include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

     We expect that pursuant to procedures established by DTC:

     o upon deposit of each global note, DTC will credit the accounts of participants in DTC designated by the initial purchasers with an interest in the global note; and

     o ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

     o The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

     So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     o will not be entitled to have notes represented by the global note registered in their names;

     o will not receive or be entitled to receive physical delivery of certificated notes; and

     o will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

     Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

     Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines, Brussels time, of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     Although DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If:

     o DTC notifies us that it is at any time unwilling or unable to continue as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation;

     o we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

     o   upon the occurrence of some other events as provided in the indenture;

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon the issuance of certificated notes, the trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

     Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.


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



                        FEDERAL INCOME TAX CONSIDERATIONS

FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OF OUTSTANDING NOTES FOR NEW NOTES

     The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     We believe that the exchange of outstanding notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF OWNERSHIP AND DISPOSITION OF NEW NOTES

     The following discussion summarizes certain U.S. federal income tax consequences of the ownership and disposition of the new notes by an initial holder of outstanding notes who is a non-U.S. holder. This discussion is based upon the Code, existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

     In this discussion, we do not purport to address all tax considerations that may be important to a particular non-U.S. holder in light of the non-U.S. holder's circumstances, or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the notes through partnerships or other pass-through entities, U.S. expatriates, or persons who hold the new notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion is limited to initial non-U.S. holders who purchased the outstanding notes for cash at the original offering price and who held those notes and will hold the new notes received in exchange therefor as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

     You are a non-U.S. holder for purposes of this discussion if you are not:

     o   an individual U.S. citizen or resident alien;

     o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under U.S. law (federal or state);

     o an estate whose world-wide income is subject to U.S. federal income taxation; or

     o a trust that either is subject to the supervision of a court within the United States and which has one or more U.S. persons with authority to control all substantial decisions, or has a valid election in effect under applicable U.S. Treasury regulation to be treated as a U.S. person.


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


     If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding outstanding notes, we suggest that you consult your tax advisor.

         U.S. Federal Withholding Tax

     The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (which, for purposes of this discussion, includes the accrual of original issue discount) to you on the new notes provided that:

     o you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury regulations;

     o you are not a controlled foreign corporation that is related to us through stock ownership; and

     o you are not a bank whose receipt of interest on the new notes is pursuant to a loan agreement entered into in the ordinary course of business.

In each case, (a) you must provide your name and address on an IRS Form W-8BEN (or successor form), and certify under penalty of perjury, that you are not a U.S. person, (b) a financial institution holding the new notes on your behalf must certify, under penalty of perjury, that it has received an IRS Form W-8BEN (or successor form) from you and must provide us with a copy, or (c) you must hold your new notes directly through a "qualified intermediary," and the qualified intermediary must have sufficient information in its files indicating that you are a non-U.S. holder. A qualified intermediary is a bank, broker or other intermediary that is acting out of a non-U.S. branch or office and has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

     If you cannot satisfy the requirements described above, payments of principal and interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the new notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     The 30% U.S. federal withholding tax generally will not apply to any gain or income that you realize on the sale, exchange, or other disposition of the new notes.

         U.S. Federal Estate Tax

     If you are an individual, your estate will not be subject to U.S. federal estate tax on new notes beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the U.S. Treasury Regulations) and (2) interest on such notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

         U.S. Federal Income Tax

     If you are engaged in a trade or business in the United States and interest on the new notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on the interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, including earnings and profits from an investment in the new notes, that are effectively connected with the conduct by you of a trade or business in the United States.

     Any gain or income realized on the sale, exchange, or redemption of the new notes generally will not be subject to U.S. federal income tax unless:

     o that gain or income is effectively connected with the conduct of a trade or business in the United States by you,

     o you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are present, or

     o the gain represents accrued interest, in which case the rules for interest would apply.

         Backup Withholding and Information Reporting

     Backup withholding and information reporting will not apply to payments of principal and interest on the new notes by us or our agent to you if you certify as to your non-U.S. holder status under penalties of perjury or you otherwise qualify for an exemption (provided that neither we nor our agent know or have reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

     The payment of the proceeds of the disposition of new notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above or you otherwise qualify for an exemption. The proceeds of a disposition effected outside the United States by a non-U.S. holder to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. persons who in the aggregate hold more than 50 percent of the income or capital interests in the partnership, information reporting requirements will apply unless such broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge or reason to know to the contrary or unless you otherwise qualify for an exemption. Any amount withheld under the backup withholding rules will be refunded or is allowable as a credit against your federal income tax liability, if any, provided the required information or appropriate claim for refund is provided to the IRS.


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


                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Securities and Exchange Commission in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

     o   you acquire the new notes in the ordinary course of your business; and

     o you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

     You may not participate in the exchange offer if you are:

     o our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933; or

     o   a broker-dealer that acquired outstanding notes directly from us.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the Securities and Exchange Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

     If you wish to exchange new notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering--Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

     o   in negotiated transactions;

     o through the writing of options on the new notes or a combination of such methods of resale;

     o   at market prices prevailing at the time of resale; and

     o at prices related to such prevailing market prices or negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     For a period of 180 days after the effective date of this registration statement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

     The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P.

                                     EXPERTS

     The annual consolidated financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC's website at www.sec.gov and on our website at www.ielectric.com. Information contained on our website is not part of this prospectus.

     In addition, reports, proxy statements and other information concerning us can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, where our common stock is listed.

     The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

     1.  Annual Report on Form 10-K for the fiscal year ended
         September 30, 2000;

     2. Proxy Statement dated December 28, 2000 for our Annual Meeting of Stockholders;

     3.  Current Report on Form 8-K dated March 24, 2001; and

     4. Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the notes offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to John F. Wombwell, Executive Vice President and General Counsel, Integrated, Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, Texas 77027, by mail, and if by telephone at (713) 860-1500.


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                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     o   inherent uncertainties relating to estimating future results;

     o fluctuation in operating results because of downturns in levels of construction;

     o   incorrect estimates used in entering into fixed price contracts;

     o difficulty in managing the operation and growth of existing and newly acquired businesses;

     o our ability to incur additional debt in order to fund working capital or acquisitions;

     o   the high level of competition in the construction industry; and

     o   seasonality.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.


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


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a)Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

    Exhibit
      No.                            Description
    -------                          -----------
     3.1           Amended and Restated Certificate of Incorporation as amended.
                   (Incorporated herein by reference to Exhibit 3.1 to the
                   Registration Statement on Form S-1 (File No. 333-38715) of
                   the Company).
     3.2*          Bylaws, as amended.
     4.2           Indenture, dated January 28, 1999, by and among Integrated
                   Electrical Services, Inc. and the subsidiaries named therein and State Street Bank and Trust Company covering up to
                   $150,000,000 9 3/8% Senior Subordinated Notes due 2009.
                   (Incorporated herein by reference to Exhibit 4.2 to
                   Post-Effective Amendment No. 3 to the Registration Statement
                   on Form S-4 (File No. 333-50031) of the Company).
     4.3*          Indenture, dated as of May 29, 2001 by and among Integrated
                   Electrical Services, Inc., the subsidiaries name therein and
                   State Street Bank and Trust Company.
     4.4           Form of Integrated Electrical Services, Inc. 9 3/8% Senior
                   Subordinated Note due 2009 (Series A) (Included in Exhibit A
                   to Exhibit 4.2 to Post-Effective Amendment No. 3 to the
                   Registration Statement on Form S-4 (File No. 333-50031) of
                   the Company).
     4.5           Form of Integrated Electrical Services, Inc. 9 3/8% Senior
                   Subordinated Note due 2009 (Series B) (Included in Exhibit A
                   to Exhibit 4.2 to Post-Effective Amendment No. 3 to the
                   Registration Statement on Form S-4 (File No. 333-50031) of
                   the Company).
     4.6*          Form of Integrated Electrical Services, Inc. 9[ ]% Senior
                   Subordinated Note due 2009 (Series C) (Included in Exhibit A
                   to the Indenture, dated as of May 29, 2001, filed herewith as
                   Exhibit 4.3)
     4.7*          Exchange and Registration Rights Agreement dated as of May
                   29, 2001 by and between Integrated Electrical Services, Inc.
                   and the initial purchasers named therein.
     5.1*          Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.
     10.1+         Form of Employment Agreement (Incorporated herein by
                   reference to Exhibit 10.1 to the Registration Statement on
                   Form S-1 (File No. 333-38715) of the Company).
     10.2          Form of Officer and Director Indemnification Agreement
                   (Incorporated herein by reference to Exhibit 10.2 to the
                   Registration Statement on Form S-1 (File No. 333-38715) of
                   the Company).
     10.3+         Integrated Electrical Services, Inc. 1997 Stock Plan, as
                   amended. (Incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
     10.4+         Integrated Electrical Services, Inc. 1997 Directors Stock
                   Plan (Incorporated herein by reference to Exhibit 16.4 of
                   the Company's Annual Report on Form 10-K for the year ended
                   September 30, 2000).
     10.5          Credit Agreement dated July 30, 1998, among the Company, the
                   Financial Institutions named therein and NationsBank of
                   Texas, N.A., including Guaranty, Pledge Agreement, Security
                   Agreement, form of promissory note, and form of swing line note. (Incorporated herein by reference to Exhibit 10.5 to
                   Post-Effective Amendment No. 1 to the Registration Statement
                   on Form S-1 (File No. 333-50031) of the Company).
     10.6          Amendment No. 1 dated September 30, 1998, to the Credit
                   Agreement dated July 30, 1998, among the Company, the
                   Financial Institutions named therein and NationsBank of
                   Texas, N.A. (Incorporated herein by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K/A for the year ended September 30, 1998).
     10.7          Amendment No. 2 dated January 18, 1999, to the Credit
                   Agreement dated July 30, 1998, among the Company, the
                   Financial Institutions named therein and NationsBank of
                   Texas, N.A. (Incorporated herein by reference to Exhibit 10.7 to Post-Effective Amendment No. 2 to the Registration
                   Statement on Form S-1 (Reg. No. 333-50031) of the Company).
     10.8          Amendment No. 3 dated August 19, 1999, to the Credit
                   Agreement dated July 30, 1998, among the Company, the
                   Financial Institutions named therein and NationsBank of
                   Texas, N.A. (Incorporated herein by reference to Exhibit 10.9 of the Company's Annual Report on Form 10-K for the year
                   ended September 30, 2000).
     10.9          Amendment No. 4 dated March 31, 2000, to the Credit Agreement dated July 30, 1998, among the Company, the Financial
                   Institutions named therein and NationsBank of Texas, N.A.
                   (Incorporated herein by reference to Exhibit 10.1 of the
                   Company's Quarterly Report on Form 10-Q for the quarter ended
                   March 31, 2000).
     10.10+        Employment Agreement between the Company and H. David Ramm dated March 20, 2000 (Incorporated herein by reference to
                   Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q
                   for the quarter ended March 31, 2000).

     10.11+        Integrated Electrical Services, Inc. 1999 Incentive
                   Compensation Plan (Incorporation herein by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the year ended September 30, 2000).

     10.12*        Credit Agreement dated as of May 22, 2001 among Integrated
                   Electrical Services, Inc., as borrower, the financial institutions named therein, as banks, Credit Lyonnais and the Bank of Nova Scotia, as syndication agents, Toronto Dominion
                   (Texas), Inc., as documentation agent and The Chase Manhattan
                   Bank, as administrative agent.

     12*           Ratio of Earnings to Fixed Charges.

     21.1 List of Subsidiaries (Incorporated herein by reference to Exhibit 21.1 of the Company's Annual Report on Form 10-K for the year ended September 30, 2000).

     23.1*         Consent of Arthur Andersen LLP

     23.7*         Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

     24.1* Power of Attorney (included in the signature pages of this Registration Statement).

     25.1*         Statement of Eligibility on Form T-1 of State Street Bank and
                   Trust Company.

     99.1*         Form of Letter of Transmittal.

     99.2*         Form of Letter to Clients.

     99.3*         Form of Letter to Registered Holders and DTC Participants.

     99.4*         Form of Notice of Guaranteed Delivery.

----------
*        Filed herewith.

+        Management contract or compensatory plan or arrangement.


         (b) Financial Statement Schedules. Incorporated herein by reference to
Item 8 of our annual report on Form 10-K for the year ended September 30, 2000, as amended.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each Registrant hereby undertakes:

     (1) To respond to requests for information that is Incorporated herein by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is Incorporated herein by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.


                           INTEGRATED ELECTRICAL SERVICES, INC.

                           By: /s/ H. DAVID RAMM
                               -------------------------------------------------
                               H. David Ramm
                               President, Chief Executive Officer and Director

         Each person whose signature appears below authorizes H. David Ramm, John F. Wombwell and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   Signature                                        Capacity                            Date
                   ---------                                        --------                            ----
             /s/ H. DAVID RAMM                   President, Chief Executive Officer and             July 5, 2001
------------------------------------             Director (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Executive Vice President and Chief Financial       July 5, 2001
------------------------------------             Officer (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DePASCAL, JR.               Vice President, Treasurer and Chief                July 5, 2001
------------------------------------             Accounting Officer (Principal Accounting
             Neil J. DePascal, Jr.               Officer)

            /s/ C. BYRON SNYDER                  Chairman of the Board of Directors                 July 5, 2001
------------------------------------
                C. Byron Snyder

           /s/ HERBERT R. ALLEN                  Director                                           July 5, 2001
------------------------------------
               Herbert R. Allen

           /s/ RICHARD L. CHINA                  Director                                           July 5, 2001
------------------------------------
              Richard L. China

        /s/ JOHN A. COSENTINO, JR.               Director                                           July 5, 2001
------------------------------------
            John A. Cosentino, Jr.


           /s/ DONALD PAUL HODEL                 Director                                           July 5, 2001
------------------------------------
               Donald Paul Hodel


            /s/ ROBERT C. KELLY                  Director                                           July 5, 2001
------------------------------------
                Robert C. Kelly

            /s/ BEN L. MUELLER                   Director                                           July 5, 2001
------------------------------------
                Ben L. Mueller

                   Signature                                        Capacity                            Date
                   ---------                                        --------                            ----
             /s/ RICHARD MUTH                    Director                                           July 5, 2001
------------------------------------
                 Richard Muth


------------------------------------             Director
               Alan R. Sielbeck

          /s/  RICHARD L. TUCKER                 Director                                           July 5, 2001
------------------------------------
               Richard L. Tucker

              /s/  BOB WEIK                      Director                                           July 5, 2001
------------------------------------
                   Bob Weik

              /s/ JIM P. WISE                    Director                                           July 5, 2001
------------------------------------
                  Jim P. Wise

            /s/ JAMES D. WOODS                   Director                                           July 5, 2001
------------------------------------
                James D. Woods

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.


                       DKD ELECTRIC COMPANY, INC.
                       NBH HOLDING CO., INC. (F/K/A DKD ACQUISITION CORPORATION) POLLOCK SUMMIT HOLDINGS, INC.
                       TESLA POWER (NEVADA), INC.


                        BY: /s/ ADRIANNE HORNE
                           -----------------------------------------------------
                            ADRIANNE HORNE
                            CHIEF EXECUTIVE OFFICER AND DIRECTOR


         Each person whose signature appears below authorizes Adrianne Horne, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                                        CAPACITY                            DATE
                   ---------                                        --------                            ----
            /S/ ADRIANNE HORNE                   Chief Executive Officer and Director               July 5, 2001
--------------------------------------------     (Principal Executive, Financial and
                Adrianne Horne                   Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                          BRITT RICE ELECTRIC, INC.
                          BRYANT ELECTRIC COMPANY, INC.
                          BW CONSOLIDATED, INC.
                          BW/BEC, INC.
                          CROSS STATE ELECTRIC, INC.
                          CYPRESS ELECTRICAL CONTRACTORS, INC.
                          DAVIS ELECTRICAL CONSTRUCTORS, INC.
                          ELECTRO-TECH, INC.
                          ERNEST P. BREAUX ELECTRICAL, INC.
                          H.R. ALLEN, INC.
                          HOUSTON-STAFFORD ELECTRIC, INC.
                          HOWARD BROTHERS ELECTRIC CO., INC.
                          I.C.G. ELECTRIC,  INC.
                          INNOVATIVE ELECTRIC COMPANY, INC.
                               (F/K/A THURMAN & O'CONNELL CORP.)
                          J.W. GRAY ELECTRIC COMPANY, INC.
                          KEY ELECTRICAL SUPPLY, INC.
                          MITCHELL ELECTRIC COMPANY, INC.
                          PAN AMERICAN ELECTRIC COMPANY, INC.,
                               NEW MEXICO
                          PAN AMERICAN ELECTRIC, INC.
                          PAULIN ELECTRIC COMPANY, INC.
                          RKT ELECTRIC, INC.
                          ROCKWELL ELECTRIC, INC.
                          SPECTROL, INC.
                          SPOOR ELECTRIC, INC.
                               (D/B/A SEI ELECTRICAL CONTRACTOR)
                          T&H ELECTRICAL CORPORATION
                          TECH ELECTRIC CO., INC.
                          WRIGHT ELECTRICAL CONTRACTING, INC.



                          BY: /s/ H. DAVID RAMM
                             ---------------------------------------------------
                              H. DAVID RAMM
                              CHIEF EXECUTIVE OFFICER

         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                             CAPACITY                                     DATE
                   ---------                             --------                                     ----
             /s/ H. DAVID RAMM                   Chief Executive Officer                           July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                           July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

        /s/ NEIL J. DePASCAL, JR.                Chief Accounting Officer                          July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

            /s/ BEN L. MUELLER                   Director                                          July 5, 2001
--------------------------------------------
                Ben L. Mueller

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                 1ST GROUP TELECOMMUNICATIONS, INC.
                                    (F/K/A BRYANT ACQUISITION CORPORATION)
                                 ACE ELECTRIC, INC.
                                 ALADDIN WARD ELECTRIC & AIR, INC.
                                 AMBER ELECTRIC, INC.
                                 ANDERSON & WOOD CONSTRUCTION CO., INC.
                                 BACHOFNER ELECTRIC, INC.
                                 BRINK ELECTRIC CONSTRUCTION CO.
                                 CARROLL SYSTEMS, INC.
                                    (F/K/A PAN AMERICAN ACQUISITION CORPORATION)
                                 CHARLES P. BAGBY CO., INC.
                                 COLLIER ELECTRIC COMPANY, INC.
                                 DANIEL ELECTRICAL CONTRACTORS, INC.
                                 DANIEL ELECTRICAL OF TREASURE COAST, INC.
                                 FEDERAL COMMUNICATIONS GROUP, INC.
                                 FLORIDA INDUSTRIAL ELECTRIC, INC.
                                 GENERAL PARTNER, INC.
                                 GOSS ELECTRIC COMPANY, INC.
                                 HOLLAND ELECTRICAL SYSTEMS, INC.
                                 INTELLIGENT BUILDING SOLUTIONS, INC.
                                 KAYTON ELECTRIC, INC.
                                 LINEMEN, INC. (D/B/A CALIFORNIA COMMUNICATIONS) MARK HENDERSON, INCORPORATED
                                 MENNINGA ELECTRIC, INC.
                                 MIDLANDS ELECTRICAL CONTRACTORS, INC.
                                 MURRAY ELECTRICAL CONTRACTORS, INC.
                                 MUTH ELECTRIC, INC.
                                 NEW TECHNOLOGY ELECTRICAL CONTRACTORS, INC.
                                 PRIMENET, INC.
                                    (F/K/A STUTTS ACQUISITION CORPORATION)
                                 PUTZEL ELECTRICAL CONTRACTORS, INC.
                                 RODGERS ELECTRIC COMPANY, INC.
                                 RON'S ELECTRIC, INC.
                                 WOLFE ELECTRIC CO., INC.


                                 BY: /s/ H. DAVID RAMM
                                    -------------------------------------------
                                     H. DAVID RAMM
                                     CHIEF EXECUTIVE OFFICER AND DIRECTOR

         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                                        CAPACITY                           DATE
                   ---------                                        --------                           ----
            /s/  H. DAVID RAMM                   Chief Executive Officer and Director              July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                           July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DePASCAL, JR.               Chief Accounting Officer                          July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                             ARC ELECTRIC, INCORPORATED
                             BARTLEY & DEVARY ELECTRIC, INC.
                             BEAR ACQUISITION CORPORATION
                             CANOVA ELECTRICAL CONTRACTING, INC.
                             COMMERCIAL ELECTRICAL CONTRACTORS, INC.
                             DELCO ELECTRIC, INC.
                             EMC ACQUISITION CORPORATION
                             HATFIELD REYNOLDS ELECTRIC COMPANY
                                (F/K/A HATFIELD ELECTRIC, INC.)
                             IES COMMUNICATIONS GROUP, INC.
                                (F/K/A IES COMMUNICATIONS INC.)
                             IES ELECTRICAL GROUP, INC.
                                (F/K/A INTEGRATED COMMUNICATION SERVICES, INC.)
                             IES RESIDENTIAL GROUP, INC.
                             IES SPECIALTY LIGHTING, INC.
                                (F/K/A MODERN ACQUISITION CORPORATION)
                             IES VENTURES INC.
                             INTEGRATED ELECTRICAL FINANCE, INC.
                             MID-STATES ELECTRIC COMPANY, INC.
                             MILLS ELECTRICAL CONTRACTORS, INC.
                             M-S SYSTEMS, INC.
                             NEWCOMB ELECTRIC COMPANY, INC.
                             POLLOCK ELECTRIC, INC.
                             PRIMO ELECTRIC COMPANY
                                (F/K/A HAMER ELECTRIC ACQUISITION, INC.)
                             RAINES ELECTRIC CO., INC.
                             SUMMIT ELECTRIC OF TEXAS, INCORPORATED
                             TESLA POWER G.P., INC.
                             THOMAS POPP & COMPANY
                             VALENTINE ELECTRICAL, INC.


                             BY: /s/ H. DAVID RAMM
                                ------------------------------------------------
                                 H. DAVID RAMM
                                 CHIEF EXECUTIVE OFFICER

         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                      DATE
                   ---------                            --------                                      ----
               /s/ H. DAVID RAMM                 Chief Executive Officer                          July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

            /s/ WILLIAM W. REYNOLDS              Chief Financial Officer                          July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

           /s/ NEIL J. DEPASCAL, JR.             Chief Accounting Officer                         July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

             /s/ JOHN F. WOMBWELL                Director                                         July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                            BRITT RICE MANAGEMENT LLC
                            HOUSTON-STAFFORD MANAGEMENT LLC
                            J.W. GRAY MANAGEMENT, LLC


                            BY: /s/ H. DAVID RAMM
                               ------------------------------------------------
                                H. DAVID RAMM
                                CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                              CAPACITY                                     DATE
                   ---------                              --------                                     ----
               /s/ H. DAVID RAMM                 Chief Executive Officer                           July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

            /s/ WILLIAM W. REYNOLDS              Chief Financial Officer                           July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

           /s/ NEIL J. DEPASCAL, JR.             Chief Accounting Officer                          July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

              /s/ BEN L. MUELLER                 Manager                                           July 5, 2001
--------------------------------------------
                Ben L. Mueller

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                             CARROLL MANAGEMENT LLC



                             BY: /s/ H. DAVID RAMM
                                -----------------------------------------------
                                  H. DAVID RAMM
                                  CHIEF EXECUTIVE OFFICER AND MANAGER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                                   CAPACITY                                 DATE
                   ---------                                   --------                                 ----
               /s/ H. DAVID RAMM                 Chief Executive Officer and Manager               July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

            /s/ WILLIAM W. REYNOLDS              Chief Financial Officer                           July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

           /s/ NEIL J. DEPASCAL, JR.             Chief Accounting Officer                          July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                         IES CONTRACTORS MANAGEMENT LLC
                         MILLS MANAGEMENT LLC
                         NEAL ELECTRIC MANAGEMENT LLC
                            (F/K/A ICS MANAGEMENT LLC)
                         RAINES MANAGEMENT LLC



                         BY: /s/ H. DAVID RAMM
                            ----------------------------------------------------
                             H. DAVID RAMM
                             CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                      DATE
                   ---------                            --------                                      ----
               /s/ H. DAVID RAMM                 Chief Executive Officer                         July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

            /s/ WILLIAM W. REYNOLDS              Chief Financial Officer                         July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

           /s/ NEIL J. DEPASCAL, JR.             Chief Accounting Officer                        July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

             /s/ JOHN F. WOMBWELL                Manager                                         July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                   BRITT RICE HOLDINGS LLC
                                   BW/BEC, L.L.C.
                                   CARROLL HOLDINGS LLC
                                   HOUSTON STAFFORD HOLDINGS, LLC
                                   ICS HOLDINGS LLC
                                   IES CONTRACTORS HOLDINGS LLC
                                   IES HOLDINGS, LLC
                                   J.W. GRAY HOLDINGS, LLC
                                   MILLS ELECTRICAL HOLDINGS, LLC
                                   RAINES HOLDINGS LLC


                                   BY: /s/ ADRIANNE HORNE
                                      ------------------------------------------
                                       ADRIANNE HORNE
                                       CHIEF EXECUTIVE OFFICER AND MANAGER


         Each person whose signature appears below authorizes Adrianne Horne, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                                 CAPACITY                                  DATE
                   ---------                                 --------                                  ----
              /s/ ADRIANNE HORNE                 Chief Executive Officer and Manager               July 5, 2001
--------------------------------------------     (Principal Executive, Financial and
                Adrianne Horne                   Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                  B. RICE ELECTRIC LP


                                  BY:  BRITT RICE MANAGEMENT LLC,
                                         ITS GENERAL PARTNER



                                  BY: /s/ H. DAVID RAMM
                                     -------------------------------------------
                                      H. DAVID RAMM
                                      CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                             CAPACITY                                      DATE
                   ---------                             --------                                      ----
              /s/  H. DAVID RAMM                 Chief Executive Officer                           July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

            /s/ WILLIAM W. REYNOLDS              Chief Financial Officer                           July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

           /s/ NEIL J. DEPASCAL, JR.             Chief Accounting Officer                          July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

              /s/ BEN L. MUELLER                 Manager                                           July 5, 2001
--------------------------------------------
                Ben L. Mueller

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                  BEXAR ELECTRIC COMPANY LTD.


                                  BY:  BW/BEC, INC.,
                                        ITS GENERAL PARTNER



                                  BY: /s/ H. DAVID RAMM
                                     -------------------------------------------
                                      H. DAVID RAMM
                                      CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes Adrianne Horne, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                             CAPACITY                                     DATE
                   ---------                             --------                                     ----
               /s/ H. DAVID RAMM                 Chief Executive Officer                          July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

            /s/ WILLIAM W. REYNOLDS              Chief Financial Officer                          July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

           /s/ NEIL J. DEPASCAL, JR.             Chief Accounting Officer                         July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

              /s/ BEN L. MUELLER                 Director                                         July 5, 2001
--------------------------------------------
                Ben L. Mueller

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                           CARROLL SYSTEMS LP


                           BY: CARROLL MANAGEMENT LLC,
                                ITS GENERAL PARTNER


                           BY: /s/ H. DAVID RAMM
                              --------------------------------------------------
                               H. DAVID RAMM
                               CHIEF EXECUTIVE OFFICER AND MANAGER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                                 CAPACITY                                 DATE
                   ---------                                 --------                                 ----
             /s/ H. DAVID RAMM                   Chief Executive Officer and Manager               July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                           July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DePASCAL, JR.               Chief Accounting Officer                          July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                             HAYMAKER ELECTRIC, LTD


                             BY: GENERAL PARTNER, INC.,
                                  ITS GENERAL PARTNER



                             BY: /s/ H. DAVID RAMM
                                ------------------------------------------------
                                 H. DAVID RAMM
                                 CHIEF EXECUTIVE OFFICER AND DIRECTOR


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                                  CAPACITY                                DATE
                   ---------                                  --------                                ----
             /s/ H. DAVID RAMM                   Chief Executive Officer and Director             July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                          July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DePASCAL, JR.               Chief Accounting Officer                         July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                  HOUSTON-STAFFORD ELECTRICAL CONTRACTORS LP


                                  BY:  HOUSTON-STAFFORD MANAGEMENT LLC,
                                         ITS GENERAL PARTNER



                                  BY: /s/ H. DAVID RAMM
                                     -------------------------------------------
                                      H. DAVID RAMM
                                      CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                       DATE
                   ---------                            --------                                       ----
             /s/ H. DAVID RAMM                   Chief Executive Officer                            July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                            July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DePASCAL, JR.               Chief Accounting Officer                           July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

            /s/ BEN L. MUELLER                   Manager                                            July 5, 2001
--------------------------------------------
                Ben L. Mueller

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                  ICS INTEGRATED COMMUNICATIONS SERVICES LP


                                  BY:  NEAL ELECTRIC MANAGEMENT LLC,
                                        ITS GENERAL PARTNER



                                  BY: /s/ H. DAVID RAMM
                                     -------------------------------------------
                                      H. DAVID RAMM
                                      CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                       DATE
                   ---------                            --------                                       ----
             /s/ H. DAVID RAMM                   Chief Executive Officer                           July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                           July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DePASCAL, JR.               Chief Accounting Officer                          July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

           /s/ JOHN F. WOMBWELL                  Manager                                           July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                  IES CONTRACTORS LP


                                  BY:  IES CONTRACTORS MANAGEMENT LLC,
                                         ITS GENERAL PARTNER



                                  BY: /s/ H. DAVID RAMM
                                     -------------------------------------------
                                      H. DAVID RAMM
                                      CHIEF EXECUTIVE OFFICER

         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                           CAPACITY                                     DATE
                   ---------                           --------                                     ----
             /s/ H. DAVID RAMM                   Chief Executive Officer                         July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                         July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DEPASCAL, JR.               Chief Accounting Officer                        July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

           /s/ JOHN F. WOMBWELL                  Manager                                         July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                  IES MANAGEMENT LP


                                  BY:  INTEGRATED ELECTRICAL FINANCE, INC.,
                                         ITS GENERAL PARTNER



                                  BY: /s/ H. DAVID RAMM
                                     -------------------------------------------
                                      H. DAVID RAMM
                                      CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                      DATE
                   ---------                            --------                                      ----
              /s/ H. DAVID RAMM                  Chief Executive Officer                          July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

           /s/ WILLIAM W. REYNOLDS               Chief Financial Officer                          July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

          /s/ NEIL J. DePASCAL, JR.              Chief Accounting Officer                         July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

            /s/ JOHN F. WOMBWELL                 Manager                                          July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                  J.W. GRAY ELECTRICAL CONTRACTORS LP


                                  BY:  J.W. GRAY MANAGEMENT, LLC,
                                         ITS GENERAL PARTNER



                                  BY: /s/ H. DAVID RAMM
                                     -------------------------------------------
                                      H. DAVID RAMM
                                      CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                      DATE
                   ---------                            --------                                      ----
              /s/ H. DAVID RAMM                  Chief Executive Officer                          July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

           /s/ WILLIAM W. REYNOLDS               Chief Financial Officer                          July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

          /s/ NEIL J. DePASCAL, JR.              Chief Accounting Officer                         July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

            /s/ JOHN F. WOMBWELL                 Manager                                          July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                            MILLS ELECTRIC LP


                            BY: MILLS MANAGEMENT LLC,
                                 ITS GENERAL PARTNER



                            BY:  /s/ H. DAVID RAMM
                               -------------------------------------------------
                                H. DAVID RAMM
                                CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                              CAPACITY                                    DATE
                   ---------                              --------                                    ----
            /s/ H. DAVID RAMM                    Chief Executive Officer                            July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                            July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

          /s/ NEIL J. DEPASCAL, JR.              Chief Accounting Officer                           July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

            /s/ JOHN F. WOMBWELL                  Manager                                           July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                                  NEAL ELECTRIC LP


                                  BY:  BW/BEC, INC.,
                                         ITS GENERAL PARTNER



                                  BY: /s/ H. DAVID RAMM
                                     -------------------------------------------
                                      H. DAVID RAMM
                                      CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                       DATE
                   ---------                            --------                                       ----
           /s/ H. DAVID RAMM                     Chief Executive Officer                            July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

           /s/ WILLIAM W. REYNOLDS               Chief Financial Officer                            July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

          /s/ NEIL J. DEPASCAL, JR.              Chief Accounting Officer                           July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

           /s/ BEN L. MUELLER                     Director                                          July 5, 2001
--------------------------------------------
                Ben L. Mueller

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                           POLLOCK SUMMIT ELECTRIC LP


                           BY: POLLOCK ELECTRIC, INC.,
                                ITS GENERAL PARTNER


                           BY:  /s/ H. DAVID RAMM
                              --------------------------------------------------
                               H. DAVID RAMM
                               CHIEF EXECUTIVE OFFICER

                           BY: SUMMIT ELECTRIC OF TEXAS, INCORPORATED,
                                ITS GENERAL PARTNER


                           BY:  /s/ H. DAVID RAMM
                              --------------------------------------------------
                               H. DAVID RAMM
                               CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                      DATE
                   ---------                            --------                                      ----
             /s/ H. DAVID RAMM                   Chief Executive Officer                            July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                            July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DEPASCAL, JR.               Chief Accounting Officer                           July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

           /s/ JOHN F. WOMBWELL                  Manager                                            July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                           RAINES ELECTRIC LP


                           BY: RAINES MANAGEMENT LLC,
                                ITS GENERAL PARTNER



                           BY: /s/ H. DAVID RAMM
                             ---------------------------------------------------
                              H. DAVID RAMM
                              CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                    DATE
                   ---------                            --------                                    ----
             /s/ H. DAVID RAMM                   Chief Executive Officer                         July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                         July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DEPASCAL, JR.               Chief Accounting Officer                        July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

           /s/ JOHN F. WOMBWELL                  Manager                                         July 5, 2001
--------------------------------------------
               John F. Wombwell

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of July, 2001.

                           TESLA POWER AND AUTOMATION, LP
                           TESLA POWER PROPERTIES, LP


                           BY: TESLA POWER, GP INC.,
                                THE GENERAL PARTNER OF EACH RESPECTIVE ENTITY



                           BY: /s/ H. DAVID RAMM
                              --------------------------------------------------
                               H. DAVID RAMM
                               CHIEF EXECUTIVE OFFICER


         Each person whose signature appears below authorizes H. David Ramm and William W. Reynolds, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

                   SIGNATURE                            CAPACITY                                      DATE
                   ---------                            --------                                      ----
             /s/ H. DAVID RAMM                   Chief Executive Officer                           July 5, 2001
--------------------------------------------     (Principal Executive Officer)
                 H. David Ramm

          /s/ WILLIAM W. REYNOLDS                Chief Financial Officer                           July 5, 2001
--------------------------------------------     (Principal Financial Officer)
              William W. Reynolds

         /s/ NEIL J. DePASCAL, JR.               Chief Accounting Officer                          July 5, 2001
--------------------------------------------     (Principal Accounting Officer)
             Neil J. DePascal, Jr.

           /s/ JOHN F. WOMBWELL                  Director                                          July 5, 2001
--------------------------------------------
               John F. Wombwell

                               INDEX TO EXHIBITS

    Exhibit
      No.                            Description
    -------                          -----------
     3.1           Amended and Restated Certificate of Incorporation as amended.
                   (Incorporated herein by reference to Exhibit 3.1 to the
                   Registration Statement on Form S-1 (File No. 333-38715) of
                   the Company).
     3.2*          Bylaws, as amended.
     4.2           Indenture, dated January 28, 1999, by and among Integrated
                   Electrical Services, Inc. and the subsidiaries named therein and State Street Bank and Trust Company covering up to
                   $150,000,000 9 3/8% Senior Subordinated Notes due 2009.
                   (Incorporated herein by reference to Exhibit 4.2 to
                   Post-Effective Amendment No. 3 to the Registration Statement
                   on Form S-4 (File No. 333-50031) of the Company).
     4.3*          Indenture, dated as of May 29, 2001 by and among Integrated
                   Electrical Services, Inc., the subsidiaries name therein and
                   State Street Bank and Trust Company.
     4.4           Form of Integrated Electrical Services, Inc. 9 3/8% Senior
                   Subordinated Note due 2009 (Series A) (Included in Exhibit A
                   to Exhibit 4.2 to Post-Effective Amendment No. 3 to the
                   Registration Statement on Form S-4 (File No. 333-50031) of
                   the Company).
     4.5           Form of Integrated Electrical Services, Inc. 9 3/8% Senior
                   Subordinated Note due 2009 (Series B) (Included in Exhibit A
                   to Exhibit 4.2 to Post-Effective Amendment No. 3 to the
                   Registration Statement on Form S-4 (File No. 333-50031) of
                   the Company).
     4.6*          Form of Integrated Electrical Services, Inc. 9[ ]% Senior
                   Subordinated Note due 2009 (Series C) (Included in Exhibit A
                   to the Indenture, dated as of May 29, 2001, filed herewith as
                   Exhibit 4.3)
     4.7*          Exchange and Registration Rights Agreement dated as of May
                   29, 2001 by and between Integrated Electrical Services, Inc.
                   and the initial purchasers named therein.
     5.1*          Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.
     10.1+         Form of Employment Agreement (Incorporated herein by
                   reference to Exhibit 10.1 to the Registration Statement on
                   Form S-1 (File No. 333-38715) of the Company).
     10.2          Form of Officer and Director Indemnification Agreement
                   (Incorporated herein by reference to Exhibit 10.2 to the
                   Registration Statement on Form S-1 (File No. 333-38715) of
                   the Company).
     10.3+         Integrated Electrical Services, Inc. 1997 Stock Plan, as
                   amended. (Incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
     10.4+         Integrated Electrical Services, Inc. 1997 Directors Stock
                   Plan (Incorporated herein by reference to Exhibit 16.4 of
                   the Company's Annual Report on Form 10-K for the year ended
                   September 30, 2000).
     10.5          Credit Agreement dated July 30, 1998, among the Company, the
                   Financial Institutions named therein and NationsBank of
                   Texas, N.A., including Guaranty, Pledge Agreement, Security
                   Agreement, form of promissory note, and form of swing line note. (Incorporated herein by reference to Exhibit 10.5 to
                   Post-Effective Amendment No. 1 to the Registration Statement
                   on Form S-1 (File No. 333-50031) of the Company).
     10.6          Amendment No. 1 dated September 30, 1998, to the Credit
                   Agreement dated July 30, 1998, among the Company, the
                   Financial Institutions named therein and NationsBank of
                   Texas, N.A. (Incorporated herein by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K/A for the year ended September 30, 1998).
     10.7          Amendment No. 2 dated January 18, 1999, to the Credit
                   Agreement dated July 30, 1998, among the Company, the
                   Financial Institutions named therein and NationsBank of
                   Texas, N.A. (Incorporated herein by reference to Exhibit 10.7 to Post-Effective Amendment No. 2 to the Registration
                   Statement on Form S-1 (Reg. No. 333-50031) of the Company).
     10.8          Amendment No. 3 dated August 19, 1999, to the Credit
                   Agreement dated July 30, 1998, among the Company, the
                   Financial Institutions named therein and NationsBank of
                   Texas, N.A. (Incorporated herein by reference to Exhibit 10.9 of the Company's Annual Report on Form 10-K for the year
                   ended September 30, 2000).
     10.9          Amendment No. 4 dated March 31, 2000, to the Credit Agreement dated July 30, 1998, among the Company, the Financial
                   Institutions named therein and NationsBank of Texas, N.A.
                   (Incorporated herein by reference to Exhibit 10.1 of the
                   Company's Quarterly Report on Form 10-Q for the quarter ended
                   March 31, 2000).
     10.10+        Employment Agreement between the Company and H. David Ramm dated March 20, 2000 (Incorporated herein by reference to
                   Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q
                   for the quarter ended March 31, 2000).

     10.11+        Integrated Electrical Services, Inc. 1999 Incentive
                   Compensation Plan (Incorporation herein by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the year ended September 30, 2000).

     10.12*        Credit Agreement dated as of May 22, 2001 among Integrated
                   Electrical Services, Inc., as borrower, the financial institutions named therein, as banks, Credit Lyonnais and the Bank of Nova Scotia, as syndication agents, Toronto Dominion
                   (Texas), Inc., as documentation agent and The Chase Manhattan
                   Bank, as administrative agent.

     12*           Ratio of Earnings to Fixed Charges.

     21.1 List of Subsidiaries (Incorporated herein by reference to Exhibit 21.1 of the Company's Annual Report on Form 10-K for the year ended September 30, 2000).

     23.1*         Consent of Arthur Andersen LLP

     23.7*         Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

     24.1* Power of Attorney (included in the signature pages of this Registration Statement).

     25.1*         Statement of Eligibility on Form T-1 of State Street Bank and
                   Trust Company.

     99.1*         Form of Letter of Transmittal.

     99.2*         Form of Letter to Clients.

     99.3*         Form of Letter to Registered Holders and DTC Participants.

     99.4*         Form of Notice of Guaranteed Delivery.

----------
*        Filed herewith.

+        Management contract or compensatory plan or arrangement.


         (b) Financial Statement Schedules. Incorporated herein by reference to
Item 8 of our annual report on Form 10-K for the year ended September 30, 2000, as amended.